UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Materials under 14a-12

AKERNA CORP.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

AKERNA CORP.
1550 Larimer Street #246

Denver, Colorado 80202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 13, 2022

To the Stockholders of Akerna Corp.:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Akerna Corp. (the “Company”), to be held at 357 S. McCaslin Blvd, 1st Floor, Louisville, CO 80027, on May 13, 2022, at 9:00 a.m., Mountain Time, to consider and vote upon the following proposals:

1.	To elect two Class I directors to serve on the Company’s Board of Directors (the “Board”) until the 2025 annual meeting of stockholders or until their successors are elected and qualified;

2.	To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022;

3.	To approve for purposes of complying with Section 5635(d) of the Listing Rules (the “Nasdaq Listing Rules”) of the Nasdaq Stock Market LLC (“Nasdaq”), the issuance of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) underlying senior secured convertible notes issued by us pursuant to the terms of that certain Securities Purchase Agreement, dated October 5, 2021 (the “Securities Purchase Agreement”), between the Company and the investors named therein, without giving effect to the exchange cap in such senior secured convertible notes in an amount that may be equal to or exceed 20% of our Common Stock outstanding immediately prior to the issuance of such senior secured convertible notes (the “CN Nasdaq 20% Cap Removal Proposal”);

4.	To approve a proposal for the purposes of complying with Section 5635(a) of the Nasdaq Listing Rules, the issuance of shares of our Common Stock payable as the earn-out payment pursuant to the Stock Purchase Agreement, dated as of September 13, 2021 (the “365 SPA”) entered into between the Company, The Nav People, Inc., dba 365 Cannabis (the “365 Cannabis”) and Matthew Dredge, Ian Humphries, Jeff Kiehn, David Walker and Quartermain Investment Holdings Ltd. (collectively, the “365 Sellers”). If approved, shares of our Common Stock will be approved for issuance to settle the earn-out payment, if any, payable to 365 Sellers that may, when combined with the 3,571,429 shares of Common Stock previously issued at the closing of the acquisition, be equal to or exceed 20% of our Common Stock outstanding immediately prior to entry into the 365 SPA (the “365 Nasdaq 20% Cap Removal Proposal”);

5.	To amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 75,000,000 to 150,000,000 (the “Authorized Share Increase”);

6.	To approve an amendment to the Company’s 2019 Long Term Incentive Plan (the “Incentive Plan”) to increase the number of shares of Common Stock reserved for issuance under the Incentive Plan by 2,934,962 shares, resulting in an aggregate of 4,500,000 shares of Common Stock reserved for issuance under the Incentive Plan (the “Incentive Plan Amendment”);

6.	To approve the adjournment of the Annual Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes to approve either the CN Nasdaq 20% Cap Removal Proposal, the 365 Nasdaq 20% Cap Removal Proposal, the Authorized Share Increase or the Incentive Plan Amendment (the “Adjournment Proposal”); and

7.	Such other matters as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR, “FOR” THE RATIFICATION OF APPOINTMENT OF THE COMPANY’S AUDITOR, “FOR” THE APPROVAL OF THE CN NASDAQ 20% CAP REMOVAL PROPOSAL, “FOR” THE APPROVAL OF THE 365 NASDAQ 20% CAP REMOVAL PROPOSAL, “FOR” THE APPROVAL OF THE AUTHORIZED SHARE INCREASE, “FOR” THE APPROVAL OF THE INCENTIVE PLAN AMENDMENT AND “FOR” THE ADJOURNMENT PROPOSAL.

The Board has fixed the close of business on March 31, 2022 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any postponement(s) or adjournment(s) thereof. Accordingly, only stockholders of record at the close of business on the Record Date are entitled to notice of, and shall be entitled to vote at, the Annual Meeting or any postponement(s) or adjournment(s) thereof. Each share of our Common Stock is entitled to one vote for each nominee for election to the Board and one vote on each of the other matters to be voted on at the Annual Meeting. Our special voting share is entitled to one vote per a Common Stock equivalent pursuant to its terms for each nominee for election to the Board and on each of the other matters to be voted on at the Annual Meeting. Cumulative voting for the nominees to the Board is not permitted. A list of stockholders as of the Record Date will be available at the Annual Meeting for inspection by any stockholder. Stockholders will need to register at the Annual Meeting to attend the Annual Meeting. If your shares of Common Stock are not registered in your name, you will need to bring proof of your ownership of those shares to the Annual Meeting in order to register to attend and vote. You should ask the broker, bank or other institution that holds your shares to provide you with proper proxy documentation that shows your ownership of shares as of the Record Date and your right to vote such shares at the Annual Meeting. Please bring that documentation to the Annual Meeting.

Your vote is important. You are requested to carefully read the accompanying Proxy Statement for a more complete statement of matters to be considered at the Annual Meeting. A nominee for director shall be elected if the number of votes cast at the Annual Meeting by the holders of the voting stock present in person or represented by proxy and entitled to vote at the Annual Meeting for a nominee’s election exceeds the votes cast against/withheld for such nominee’s election. The affirmative vote of a majority of the votes cast by holders of voting stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of the Company’s independent registered public accounting firm, approve the CN Nasdaq 20% Cap Removal Proposal, approve the 365 Nasdaq 20% Cap Removal Proposal, approve the Incentive Plan Amendment and approve the Adjournment Proposal. The approval of a majority of the issued and outstanding voting stock of the Company entitled to vote at the Annual Meeting as of the Record Date is required to approve the Authorized Share Increase.

IMPORTANT

Whether or not you expect to attend the Annual Meeting, you are respectfully requested by the Board to sign, date and return the enclosed proxy promptly, or follow the instructions contained there on to vote on the Internet. If you grant a proxy, you may revoke it at any time prior to the Annual Meeting or vote in person at the Annual Meeting. If you received the accompanying Proxy Statement in the mail, a return envelope is enclosed for your convenience.

PLEASE NOTE: If your shares are held in street name, your broker, bank, custodian, or other nominee holder cannot vote your shares in the election of directors, the approval of the CN Nasdaq 20% Cap Removal Proposal, the approval the 365 Nasdaq 20% Cap Removal Proposal or the approval of the Incentive Plan Amendment unless you direct the nominee holder how to vote, by returning your proxy card or voting instruction form received from such nominee holder.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED “FOR” EACH NOMINEE TO THE BOARD, “FOR” THE RATIFICATION OF APPOINTMENT OF THE COMPANY’S AUDITOR, “FOR” THE APPROVAL OF THE CN NASDAQ 20% CAP REMOVAL PROPOSAL, “FOR” THE APPROVAL OF THE 365 NASDAQ 20% CAP REMOVAL PROPOSAL, “FOR” THE APPROVAL OF AUTHORIZED SHARE INCREASE. “FOR” THE INCENTIVE PLAN AMENDMENT AND “FOR” THE ADJOURNMENT PROPOSAL.

By Order of the Board,

/s/ John Fowle
John Fowle
Chief Financial Officer and Secretary

April 22, 2022

AKENA CORP.
1550 Larimer Street #246

Denver, Colorado 80202

PROXY STATEMENT

2022 ANNUAL MEETING OF STOCKHOLDERS
to be held on May 13, 2022, at 9:00 a.m., Mountain Time at
357 S. McCaslin Blvd, 1st Floor, Louisville, CO 80027

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving these materials?

The Company has delivered these materials to you in connection with the Company’s solicitation of proxies for use at the 2022 Annual Meeting of Stockholders to be held on May 13, 2022, at 9:00 a.m., Mountain Time, at the Company’s headquarters at 357 S. McCaslin Blvd, 1st Floor, Louisville, CO 80027 and at any postponement(s) or adjournment(s) thereof. These materials are first being sent or given to stockholders on or about April 22, 2022. This proxy statement gives you information on the proposals to be presented at the Annual Meeting so that you can make an informed decision.

In this Proxy Statement, we refer to Akerna Corp. as the “Akerna”, “Company,” “we,” “us” or “our.”

What is included in these materials?

These materials include:

●	The Notice for the Annual Meeting and this Proxy Statement for the Annual Meeting;

●	The proxy card for the Annual Meeting; and

●	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the United States Securities and Exchange Commission (the “SEC”) on March 31, 2022 (the “Annual Report”).

If you requested printed versions of these proxy materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.

What items of business will be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are:

1.	To elect two Class I directors to serve on the Company’s Board of Directors (the “Board”) until the 2025 annual meeting of stockholders or until their successors are elected and qualified;

2.	To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022;

3.	To approve for purposes of complying with Section 5635(d) of the Listing Rules (the “Nasdaq Listing Rules”) of the Nasdaq Stock Market LLC (“Nasdaq”), the issuance of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) underlying senior secured convertible notes issued by us pursuant to the terms of that certain Securities Purchase Agreement, dated October 5, 2021 (the “Securities Purchase Agreement”), between the Company and the investors named therein, without giving effect to the exchange cap in such senior secured convertible notes in an amount that may be equal to or exceed 20% of our Common Stock outstanding immediately prior to the issuance of such senior secured convertible notes (the “CN Nasdaq 20% Cap Removal Proposal”);

4.	To approve a proposal for the purposes of complying with Section 5635(a) of the Nasdaq Listing Rules, the issuance of shares of our Common Stock payable as the earn-out payment pursuant to the Stock Purchase Agreement, dated as of September 13, 2021 (the “365 SPA”) entered into between the Company, The Nav People, Inc., dba 365 Cannabis (the “365 Cannabis”) and Matthew Dredge, Ian Humphries, Jeff Kiehn, David Walker and Quartermain Investment Holdings Ltd. (collectively, the “365 Sellers”). If approved, shares of our Common Stock will be approved for issuance to settle the earn-out payment, if any, payable to 365 Sellers that may, when combined with the 3,571,429 shares of Common Stock previously issued at the closing of the acquisition, be equal to or exceed 20% of our Common Stock outstanding immediately prior to entry into the 365 SPA (the “365 Nasdaq 20% Cap Removal Proposal”);

5.	To amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 75,000,000 to 150,000,000 (the “Authorized Share Increase”);

6.	To approve an amendment to the Company’s 2019 Long Term Incentive Plan (the “Incentive Plan”) to increase the number of shares of Common Stock reserved for issuance under the Incentive Plan by 2,934,962 shares, resulting in an aggregate of 4,500,000 shares of Common Stock reserved for issuance under the Incentive Plan (the “Incentive Plan Amendment”);

7.	To approve the adjournment of the Annual Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes to approve either the CN Nasdaq 20% Cap Removal Proposal, the 365 Nasdaq 20% Cap Removal Proposal, the Authorized Share Increase or the Incentive Plan Amendment (the “Adjournment Proposal”); and

8.	Such other matters as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

How does the Board recommend that I vote?

Election of Directors

Our Board unanimously recommends that stockholders vote “FOR” each of the nominees for Class I director.

Ratification of Marcum LLP

Our Board unanimously recommends that the stockholders vote “FOR” the ratification of appointment of Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

CN Nasdaq 20% Cap Removal Proposal

Our Board unanimously recommends that the stockholders vote “FOR” the approval of the CN Nasdaq 20% Cap Removal Proposal as presented in this Proxy Statement.

365 Nasdaq 20% Cap Removal Proposal

Our Board unanimously recommends that the stockholders vote “FOR” the approval of the 365 Nasdaq 20% Cap Removal Proposal as presented in this Proxy Statement.

Authorized Share Increase

Our Board unanimously recommends that the stockholders vote “FOR” the amendment of the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 75,000,000 to 150,000,000.

Incentive Plan Amendment

Our Board unanimously recommends that the stockholders vote “FOR” the Incentive Plan Amendment as presented in this Proxy Statement.

Adjournment Proposal

Our Board unanimously recommends that the stockholders vote “FOR” the Adjournment Proposal as presented in this Proxy Statement.

Who can vote at the 2022 Annual Meeting of Stockholders?

Stockholders who owned shares of our Common Stock on March 31, 2022 (the “Record Date”) may attend and vote at the Annual Meeting. Additionally, Odyssey Trust Company as the trustee holding our outstanding special voting share may attend and vote at the Annual Meeting.

How many votes am I entitled to per share?

Each share of Common Stock entitles the holder thereof to one vote for each nominee to the Board and on each proposal at the Annual Meeting. There were 34,454,850 shares of Common Stock outstanding on the Record Date. Additionally, our special voting share is entitled to vote a number of shares equivalent to 309,286 shares of our Common Stock on each proposal at the Annual Meeting. There are no cumulative voting rights. Information about the stockholdings of our directors and executive officers is contained in the section of this Proxy Statement entitled “Other Information — Principal Stockholders” of this Proxy Statement.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record.    If your shares are registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by the Company and you received a proxy card.

Beneficial Owner of Shares Held in Street Name.    If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a “voting instruction form” delivered to you.

If I am a stockholder of record of the Company’s voting stock, how do I vote?

There are three ways to vote:

●	In person. If you are a stockholder of record, you may vote in person at the Annual Meeting. The Company will give you a ballot when you arrive.

●	Via the Internet. You may vote by proxy via the Internet by going to www.cstproxyvote.com and using the code written on your proxy card to access your proxy electronically.

●	By Mail. You may vote by mail by filling out the proxy card that accompanies this Proxy Statement and sending it back in the envelope provided.

Even if you plan to attend the Annual Meeting, it is strongly recommended you vote by proxy via the Internet or complete and return your proxy card before the Annual Meeting date just in case your plans change.

If I am a beneficial owner of shares held in street name, how do I vote?

There are three ways to vote:

●	In person. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the brokerage firm, bank, broker-dealer or other similar organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy.

●	Via the Internet. You may vote by proxy via the Internet by following the instructions provided by your brokerage firm, bank, broker-dealer or other similar organization that holds your shares.

●	By Mail. You may vote by proxy by completing the voting instruction form from your brokerage firm pursuant to the instructions provided to you by such brokerage firm, filling out the voting instruction form and sending it back in the envelope provided by your brokerage firm, bank, broker-dealer or other similar organization that holds your shares.

What is the proxy card?

The proxy card enables you to appoint Jessica Billingsley, our Chief Executive Officer and Chairman of the Board, and John Fowle, our Chief Financial Officer and Secretary, as your representatives at the Annual Meeting. By completing and returning the proxy card, you are authorizing these persons to vote your shares at the Annual Meeting in accordance with your instructions on the proxy card. This way your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is strongly recommended you complete and return your proxy card before the Annual Meeting date just in case your plans change. If a proposal comes up for vote at the Annual Meeting that is not on the proxy card, the proxy will vote your shares, under your proxy, according to their best judgment to the extent permissible by applicable law.

I share an address with another stockholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the proxy materials to multiple stockholders who share the same address unless we receive contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the proxy materials, including this Proxy Statement and the Annual Report, stockholders may contact us as follows:

AKERNA CORP.
1550 Larimer Street #246

Denver, Colorado 80202

Attention: Secretary

Stockholders who hold shares in street name (as described below) may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the vote on each proposal at the Annual Meeting. You may vote again on a later date via the Internet (in which case only your latest Internet proxy submitted prior to the Annual Meeting will be counted), by requesting, signing and returning a new proxy card or voting instruction form with a later date, or by attending the Annual Meeting and voting in person if you are a stockholder of record. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s Secretary, at the Company’s headquarters at 1550 Larimer Street #246, Denver, Colorado 80202, a written notice of revocation prior to or at the Annual Meeting.

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting instruction form provided to you by the broker, bank or other nominee. If your shares are held in street name, and you wish to attend the Annual Meeting and vote at the Annual Meeting, you must bring to the Annual Meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

How many shares must be present or represented to conduct business at the Annual Meeting?

The quorum requirement for holding the Annual Meeting and transacting business is that the holders of a majority of the issued and outstanding voting shares as of the Record Date, and entitled to vote at the Annual Meeting, be present in person or represented by proxy. “Broker non-votes,” which are described below, and abstentions are counted for the purpose of determining the presence of a quorum.

How are votes counted?

You may vote “for,” “against,” or “withhold” in relation to the election of a director nominee to the Board and “for,” “against,” or “abstain” on each of the other proposals being placed before our stockholders. If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur when brokers or others who hold shares in street name for a beneficial owner that has not provided instructions on how to vote on a particular matter. Matters on which a broker is not permitted to vote without instructions from the beneficial owner and instructions are not given are referred to as “non-routine” matters.

The ratification of auditors, the Authorized Share Increase and the Adjournment Proposal are “routine” and as such a matter on which brokers and nominees can vote on behalf of their clients if clients do not furnish voting instructions. The election of directors, the CN Nasdaq 20% Cap Removal Proposal, the 365 Nasdaq 20% Cap Removal Proposal, the Incentive Plan Amendment are non-routine and as such a matter on which brokers and nominees cannot vote on behalf of their clients if clients do not furnish voting instructions.

How many votes are required to approve each of the proposals?

Election of Directors

As of the date of this proxy statement, the election of directors is non-contested. Under our Bylaws, for an uncontested election, a nominee for director shall be elected if the number of votes cast at the Annual Meeting by the holders of the voting stock present in person or represented by proxy and entitled to vote at the Annual Meeting for a nominee’s election exceeds the votes cast against/withheld for such nominee’s election. This means that a vote marked “withheld” will have the same effect as a vote against a nominee. The election of directors is a “non-routine” matter, which brokers and nominees cannot vote on behalf of their clients if clients do not furnish voting instructions. As broker non-votes are not votes cast, broker non-votes will have no effect on the outcome of the election of directors.

Ratification of Marcum LLP

The ratification of the appointment of Marcum as the Company’s independent registered public accounting firm for fiscal year 2022 requires the affirmative vote of a majority of the votes cast by holders of voting stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions and broker non-votes will have no effect on the outcome of the proposal to ratify the appointment of Marcum. Because this proposal is a routine matter, brokers will have discretionary voting on this matter if they do not receive instructions.

CN Nasdaq 20% Cap Removal Proposal

The approval of the CN Nasdaq 20% Cap Removal Proposal requires affirmative vote of a majority of votes cast by holders of voting stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. The proposal is a “non-routine” matter, which brokers and nominees cannot vote on behalf of their clients if clients do not furnish voting instructions. Abstentions and broker non-votes, which are not considered “votes cast,” will have no effect on the outcome of the CN Nasdaq 20% Cap Removal Proposal.

365 Nasdaq 20% Cap Removal Proposal

The approval of the 365 Nasdaq 20% Cap Removal Proposal requires affirmative vote of a majority of votes cast by holders of voting stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. The proposal is a “non-routine” matter, which brokers and nominees cannot vote on behalf of their clients if clients do not furnish voting instructions. Abstentions and broker non-votes, which are not considered “votes cast,” will have no effect on the outcome of the 365 Nasdaq 20% Cap Removal Proposal.

Authorized Share Increase

The approval of the Authorized Share Increase requires affirmative vote of a majority of outstanding voting stock entitled to vote on the matter at the Annual Meeting as of the Record Date. Failures to vote and abstentions and broker “non-votes”, if any, will be the equivalent of a vote AGAINST this proposal. Because this proposal is a routine matter, brokers will have discretionary voting on this matter if they do not receive instructions.

Incentive Plan Amendment

The Incentive Plan Amendment requires the affirmative vote of a majority of the votes cast by holders of voting stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions and broker non-votes, which are not considered “votes cast,” will have no effect on the outcome of the Incentive Plan Amendment.

Adjournment Proposal

The Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of voting stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions and broker non-votes, which are not considered “votes cast,” will have no effect on the outcome of the Adjournment Proposal. Because this proposal is a routine matter, brokers will have discretionary voting on this matter if they do not receive instructions.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are held in street name or in your name and you do not sign and return your proxy card, your shares will not be voted unless you vote in person at the Annual Meeting.

What happens if I do not indicate how to vote my proxy?

If you just sign your proxy card without providing further instructions, your shares will be voted “FOR” each nominee to be elected as a Class I director to the Board, “FOR” the ratification of appointment of the Company’s independent auditor, “FOR” the approval of the CN Nasdaq 20% Cap Removal Proposal, “FOR” approval of 365 Nasdaq 20% Cap Removal Proposal, “FOR” the approval of Authorized Share Increase, “FOR” the approval of the Incentive Plan Amendment and “FOR” the Adjournment Proposal.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the Annual Meeting?

We will announce voting results at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in a Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the Annual Meeting.

Who is paying for the solicitation of proxies?

The cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. Some banks and brokers have customers who beneficially own Common Stock listed of record in the names of nominees. We intend to request banks and brokers to solicit such customers and will reimburse them for their reasonable out-of-pocket expenses for such solicitations. If any additional solicitation of the holders of our outstanding shares of Common Stock is deemed necessary, we (through our directors and officers) anticipate making such solicitation directly. The solicitation of proxies by mail may be supplemented by telephone, email and personal solicitation by officers, directors and regular employees of the Company, but no additional compensation will be paid to such individuals.

We have engaged Advantage Proxy as the proxy solicitor for the Annual Meeting for a base fee of $6,500 plus fees for additional services. We have also agreed to reimburse Advantage Proxy for its reasonable out of pocket expenses.

If you have questions about the proposals or if you need additional copies of the proxy statement or the enclosed proxy card you should contact Advantage Proxy toll free at (877) 870-8565, collect at (206) 870-8565 or by email to ksmith@advantageproxy.com.

Do I have any appraisal rights?

None of the Delaware General Corporation Law (the “DGCL”), our Amended and Restated Certificate of Incorporation nor our Amended and Restated Bylaws provide for appraisal or other similar rights for dissenting stockholders in connection with the proposals at this Annual Meeting. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.

Are there any other matters to be handled at the Annual Meeting?

We are not currently aware of any business to be acted upon at the Annual Meeting other than the proposals discussed in this Proxy Statement. The form of proxy accompanying this Proxy Statement confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying Notice of Annual Meeting and with respect to any other matters which may properly come before the Annual Meeting or at any adjournment(s) or postponement(s) of the Annual Meeting. If other matters do properly come before the Annual Meeting, or at any adjournment(s) or postponement(s) of the Annual Meeting, shares of our Common Stock, represented by properly submitted proxies, will be voted by the proxy holders in accordance with their best judgment to the extent permitted by applicable law.

Who can help answer my questions?

You can contact our Secretary, John Fowle, at (888) 932-6537 or by sending a letter to John Fowle at the Company’s headquarters at Akerna Corp., 1550 Larimer Street #246, Denver, Colorado 80202 with any questions about the proposals described in this Proxy Statement or how to execute your vote.

How can I obtain the Company’s 2022 Annual Report?

Our 2022 Annual Report, which is our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, is being mailed with this Proxy Statement. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 has also been filed with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Secretary, Akerna Corp. 1550 Larimer Street #246, Denver, Colorado 80202 Attention: Secretary.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 13, 2022

The Notice of Annual Meeting of Stockholders, Proxy Statement for the Annual Meeting, the Annual Report and Proxy Card are available at www.cstproxy/akerna/2022. Information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered a part of this Proxy Statement or any other filing that we make with the Securities and Exchange Commission.

PROPOSAL ONE — ELECTION OF DIRECTORS

General

Our current Board is comprised of five (5) directors. Our Board is divided into three classes: Class I; Class II; and Class III. The directors in Class I have a term expiring at this Annual Meeting and again at the 2025 annual meeting of stockholders, the directors in Class II have a term expiring at the 2023 annual meeting of stockholders, and the directors in Class III have a term expiring at the 2024 annual meeting of stockholders. The Class I directors are Matthew R. Kane and Tahira Rehmatullah; the Class II director is Scott Sozio, and the Class III directors are Jessica Billingsley and Barry Fishman.

Nominees

The Nominating Committee of our Board has nominated each of Matthew R. Kane and Tahira Rehmatullah to serve as Class I directors until the 2025 annual meeting of stockholders (subject to their respective earlier removal, death or resignation) or until their successors are elected and qualified.

We have been advised by each of Mr. Kane and Ms. Rehmatullah that they are willing to be named as a nominee and each are willing to continue to serve as a director if elected. Unless you indicate otherwise, shares represented by executed proxies will be voted for the election as directors of each nominee.

Mr. Kane and Ms. Rehmatullah are currently directors. We have no reason to believe that any of the nominees will be unavailable to serve on the Board or, if elected, will decline to serve. Should any one or more of these nominees become unable or unwilling to serve, which is not anticipated, the Board may designate substitute nominees, in which event the proxy representatives will vote proxies that otherwise would be voted for the named nominees for the election of such substitute nominee or nominees.

Required Vote

There are two directorships up for election to the Board that will serve as Class I directors until the 2025 annual meeting of stockholders or until their respective successors are elected and qualified. As of the date of this proxy statement, the election of directors is non-contested. Under our Bylaws, for an uncontested election, a nominee for director shall be elected if the number of votes cast at the Annual Meeting by the holders of the voting stock present in person or represented by proxy and entitled to vote at the Annual Meeting for a nominee’s election exceeds the votes cast against/withheld for such nominee’s election. The election of directors is a “non-routine” matter, which brokers and nominees cannot vote on behalf of their clients if such clients do not furnish voting instructions. Broker non-votes will have no effect on the outcome of the election. If a nominee is not elected, the current director for that directorship will continue until such director’s successor is elected and qualified.

OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE
ABOVE MENTIONED NOMINEES.

DIRECTORS AND EXECUTIVE OFFICERS

Directors, Nominees and Executive Officers

Name	Age	Position
Jessica Billingsley	44	Chairman of the Board and Chief Executive Officer(3)
Scott Sozio	42	Director(2)
Matthew R. Kane	41	Director(1)
Tahira Rehmatullah	40	Director(1)
Barry Fishman	64	Director(3)
John Fowle	44	Chief Financial Officer and Secretary
Ray Thompson	52	President and Chief Operating Officer
David McCullough	45	Chief Technology Officer

(1)	Class I director.
(2)	Class II director.
(3)	Class III director.

Directors

Jessica Billingsley has served as Chief Executive Officer and director since the consummation of our Business Combination on June 17, 2019, and Chairman of the Board since July 2019. Ms. Billingsley co-founded MJF, our wholly-owned subsidiary, in 2010 and served as President of MJF from 2010 to April 2018 and Chief Executive Officer since May 2018. An early investor in one of Colorado’s first legal medical cannabis businesses, Ms. Billingsley created the category of cannabis seed-to-sale technology after seeing the need first-hand. Prior to MJF, Ms. Billingsley was the founder and chief executive officer of Zoco, a technology services firm with clients across the United States. Ms. Billingsley has 20 years of technology and systems experience with rapidly scaling businesses, and founded her first business at the age of 22. Ms. Billingsley served on the board of the National Cannabis Industry Association from 2012 – 2019 and currently serves as Chair of the Board of the United States Cannabis Council. Ms. Billingsley was named one of Fortune’s 10 most promising women entrepreneurs in 2015 and named one of Inc. Magazine’s 100 Female Founders in 2018. Ms. Billingsley holds a dual degree from the University of Georgia in Computer Science and Communications. Ms. Billingsley was selected to serve on our Board based on her extensive experience with technology and systems companies, broad experience in the telecommunications industry, and her background as an entrepreneur.

Scott Sozio has served as a director since October 2018, prior to the consummation of our merger on June 17, 2019. From October 2018 until the consummation of the merger on June 17, 2019, Mr. Sozio served as President and Secretary of Akerna. From September 2017 and until the merger in June 2019, Mr. Sozio served as the chief executive officer and a director of MTech Acquisition Corp. Since July 2019, Mr. Sozio has served as Head of Corporate Development., Mr. Sozio is the co-founder of Hypur Ventures and since June 2016, has served as its managing director. Since April 2015, Mr. Sozio has served as a director of Hypur Inc., a financial technology firm focused on banking compliance. Since September 2016, Mr. Sozio has served as a director of Simplifya Holdings, LLC, a cannabis compliance technology business, both portfolio companies of Hypur Ventures. Since February 2013, Mr. Sozio has served as a partner in Van Dyke Holdings, where he is responsible for its private investment portfolio. Prior to joining Van Dyke Holdings, Mr. Sozio was a vice president of Bay Harbour Management L.C., a distressed-debt focused hedge fund. He joined Bay Harbour in 2004 after working in the Financial Restructuring Advisory Group at CIBC World Markets. Mr. Sozio is the former Chairman of Island One, Inc., a timeshare company based in Florida (from 2011 to 2012), and acquired by Diamond Resorts as part of Diamond’s initial public offering, and a former director of Great Destinations, Inc., a timeshare sales business based in California (from 2013 to 2016), and acquired by Interval International in 2016. Mr. Sozio holds a B.A. in Architecture from Columbia University. Mr. Sozio was selected to serve on our Board based on his extensive experience in finance and investment management and his broad experience with working with cannabis companies.

Matthew R. Kane has served as a director since the consummation of our merger on June 17, 2019. Since December 2015, Mr. Kane has served as a director or MJF. In 2002, Mr. Kane co-founded and served as co-chief executive officer of Green Shades Software, Inc., a human resources, payroll and tax reporting software company, until 2019 where he has since served as a board member. Additionally, Mr. Kane has served as chief executive officer of Welltality, a health care technology start-up, from 2014 to 2018, where he has since served as a board member. He received his bachelor’s degree in Computer Information Systems from Jacksonville University in 2001, an MBA from the Warrington College of Business at the University of Florida in 2006, and a Masters in Information and Data Service at the University of California, Berkeley in 2020. He previously served for 11 years on the board of Jacksonville University from 2007 to May 2018 and was reappointed in 2019. Mr. Kane was selected to serve on our Board based on his extensive experience in in the software technology applications industry.

Tahira Rehmatullah has served as a director since consummation of our merger on June 17, 2019. Since October 2018, prior to the merger and until consummation of the merger in June 2019, Ms. Rehmatullah served as Vice President and Treasurer. Since 2016, Ms. Rehmatullah has been president of T3 Ventures, a strategy and management consulting firm. From September 2017 to June 2019, Ms. Rehmatullah was the chief financial officer of MTech Acquisitions Inc. From 2016 to 2019, Ms. Rehmatullah was a managing director of Hypur Ventures, where she was responsible for portfolio company management as well as investment sourcing and execution. From June 2017 to June 2018, Ms. Rehmatullah served as a director of Dope Media, a cannabis media company and portfolio company of Hypur Ventures. Prior to joining Hypur Ventures, from 2014 to 2016 Ms. Rehmatullah served as the general manager of Marley Natural, a cannabis brand based on the life and legacy of Bob Marley, where she was responsible for the brand launch as well as managing its day-to-day operations. From 2014 to 2016, Ms. Rehmatullah served as an investment manager at Privateer Holdings, a private equity firm with investments in the legal cannabis industry. Prior to her activities in the cannabis industry, from 2011 to 2012, Ms. Rehmatullah was a portfolio manager at City First Enterprises where she was responsible for underwriting, structuring and managing deals for their community development and investment portfolio. From 2007 to 2011, Ms. Rehmatullah was an associate at Perry Capital where she led research initiatives for the asset-backed securities team. Her career began in Ernst & Young’s Financial Services Advisory practice in 2005. Ms. Rehmatullah holds an M.B.A. from the Yale School of Management and a B.S. in Finance and minor in Life Sciences from The Ohio State University. Ms. Rehmatullah was selected to serve on our Board based on her extensive experience in finance and investment management and her broad experience working with cannabis companies

Barry Fishman has served as a director since he was elected to the Board at the 2021 Annual Meeting of the Stockholders on June 7, 2021. Over the past two decades, Barry has been the Chief Executive Officer of four life science companies (two listed on the Toronto Stock Exchange), including VIVO Cannabis from 2017-2020, Merus Labs International from 2014-2017, Teva Canada from 2003-2012 and Taro Canada from 2000-2003. From 1979-1982, Mr. Fishman was a Senior Associate at Deloitte. Mr. Fishman has also served as a director of five public and three not-for-profit organizations. In 2015, Barry was inaugurated into the Canadian Healthcare Marketing Hall of Fame for his contributions to healthcare and exemplary service to the community. Mr. Fishman is a Certified Public Accountant. Mr. Fishman holds a Bachelor degree in Communications from McGill University. Mr. Fishman was selected to serve on our Board based on his extensive public company experience as both a Chief Executive Officer and a director and based on his being a Certified Public Accountant who can provide better guidance on accounting issues and review on the Company’s audit committee.

Executive Officers

John Fowle has served as Chief Financial Officer since December 17, 2019. From May 2019 through December 2019, Mr. Fowle served as Chief Financial Officer of Rev360, an optometry software and business services company. During that time, Mr. Fowle oversaw the company’s financial operations and risk management functions and supported the company’s strategic divestiture of the software business unit. From July 2015 through May 2019, Mr. Fowle served as Vice President, Corporate Controller and Officer of Welltok, Inc., an emerging-growth, data-driven, enterprise SaaS company that delivers the healthcare industry’s leading consumer activation platform. From May 2013 through July 2015, Mr. Fowle served as Corporate Controller of Clarient Diagnostic Services, Inc., a NeoGenomics Company, a specialty molecular biology laboratory focused on cancer diagnostics, testing and research. Prior to that, Mr. Fowle held a variety of increasingly responsible senior financial management positions in GE Healthcare, Panasonic Avionics and Freedom Communications. Mr. Fowle holds a Bachelor of Science degree in Business Administration from the University of Southern California, a Master of Business Administration from the University of California, Irvine, and is a Certified Public Accountant.

Ray Thompson was appointed President and Chief Ooperating Officer of Akerna in January 2022, and he served as Chief Operating Officer from November 2018 to January 2022. From November 2016 to January 2018, Mr. Thompson worked as the head of customer and sales Operations for Gloo, a people development SaaS company. During that time, Mr. Thompson reported to the executive team to develop and execute on market strategies, product offerings, financial projections, and talent management. From October 2008 to October 2016, Mr. Thompson served as corporate senior vice president of VisionLink, a multiagency humanitarian software platform, managing across all aspects of the business providing enterprise SaaS solutions to federal and state governments and international humanitarian organizations. From 1996 to 2008, Mr. Thompson served in various executive sales and marketing roles across multiple technologies companies. Mr. Thompson holds a Masters in Business Administration from the University of Denver.

David McCullough has served as Chief Technology Officer of Akerna since July 1, 2020. Mr. McCullough has been with Akerna and MJF since 2015, previously serving as Akerna’s executive vice president of product & engineering. Before joining MJF, Mr. McCullough was the Chief Technology Officer of StudentPublishing.com, during that time, he actively managed the technical aspects of Student Publishing’s sale to and system integration with lulu.com. Mr. McCullough has over 16 years of software engineering experience, including extensive government systems experience. Mr. McCullough has previously served as a professor at New Mexico State University where he taught courses in data communications and networking. Mr. McCullough holds a master’s degree in Computer Science. MCSE, CCNP, A+. N+.

Board Qualifications

Our Board has not formally established any specific, minimum qualifications that must be met by each of its officers or directors or specific qualities or skills that are necessary for one or more of its officers or members of the Board to possess. However, we expect to generally evaluate the following qualities: educational background, diversity of professional experience, including whether the person is a current or was a former chief executive officer or chief financial officer of a public company or the head of a division of a prominent organization, knowledge of our business, integrity, professional reputation, independence, wisdom, and ability to represent the best interests of our stockholders.

Our officers and the Board will be composed of a diverse group of leaders in their respective fields. Many of these officers or directors have senior leadership experience at various companies. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. Many of our officers and directors also have experience serving on boards of directors and/or board committees of other public companies and private companies, and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges, and strategies. Further, these officers and directors also have other experience that makes them valuable, such as managing and investing assets or facilitating the consummation of business investments and combinations.

We, along with our officers and directors, believe that the above-mentioned attributes, along with the leadership skills and other experiences of our officers and board members described above, provide us with a diverse range of perspectives and judgment necessary to facilitate our goals of shareholder value appreciation through organic and acquisition growth.

Number and Terms of Office of Officers and Directors

Our Board is divided into three classes: Class I; Class II; and Class III. The directors in Class I have a term expiring at this Annual Meeting and again at the 2025 annual meeting of stockholders, the directors in Class II have a term expiring at the 2023 annual meeting of stockholders, and the directors in Class III have a term expiring at the 2024 annual meeting of stockholders. The Class I directors are Matthew R. Kane and Tahira Rehmatullah, the Class II director is Scott Sozio, and the Class III directors are Jessica Billingsley and Barry Fishman.

Our officers are appointed by the Board and serve at the discretion of the Board, rather than for specific terms of office. Our Board is authorized to appoint persons to the offices set forth in our Amended and Restated Bylaws as it deems appropriate.

Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our directors, executive officers or nominees to the Board and any other person, including directors, executive officers and nominees, pursuant to which the director, executive officer or nominee was selected to serve as a director, officer or nominee.

Family Relationships

None of our directors, executive officers or nominees to the Board are related by blood, marriage, or adoption to any other director, executive officer, nominee or other key employees.

Other Directorships

None of our directors are currently also directors of issuers with a class of securities registered under Section 12 of the Exchange Act (or which otherwise are required to file periodic reports under the Exchange Act). In the past five years, Mr. Fishman has served as a director to Merus Labs International Inc., Aurora Cannabis Inc., Field Trip Health Ltd., and VIVO Cannabis Inc.; and Ms. Rehmatullah served as a director for Good Works Acquisition Corp. from August 2020 to August 2021.

Legal Proceedings

We are not aware of any of our directors, nominees for the Board, or executive officers being involved in any legal proceedings in which they are adverse to us or in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses) or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

CORPORATE GOVERNANCE

Director Independence

The Board evaluates the independence of each nominee for election as a director of our Company in accordance with the Nasdaq Listing Rules. Pursuant to these rules, a majority of our Board must be “independent directors” within the meaning of the Nasdaq Listing Rules, and all directors who sit on our Audit Committee, Nominating Committee and Compensation Committee must also be independent directors.

The Nasdaq definition of “independence” includes a series of objective tests, such as the director or director nominee is not, and was not during the last three years, an employee of the Company and has not received certain payments from, or engaged in various types of business dealings with, the Company. In addition, as further required by the Nasdaq Listing Rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with such individual’s exercise of independent judgment in carrying out his or her responsibilities as a director. In making these determinations, the Board reviewed and discussed information provided by the directors with regard to each director’s business and personal activities as they may relate to Company and its management.

As a result, the Board has affirmatively determined that each of Matthew R. Kane, Tahira Rehmatullah, and Barry Fishman are independent in accordance with the Nadsaq Listing Rules. The Board has also affirmatively determined that all members of our Audit Committee, Nominating Committee and Compensation Committee are independent directors.

Meetings of the Board and Committees

The Board met on 15 occasions during the fiscal year ended December 31, 2021. None of the incumbent directors attended fewer than 75% of the board meetings. Board members are not required to attend the Annual Meeting and no directors, except Ms. Billingsley, attended the 2021 Annual Meeting.

There are three committees of the Board: the Audit Committee; the Nominating Committee; and the Compensation Committee.

Audit Committee

We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Nasdaq Listing Rules. In addition, our Board adopted a written charter for the Audit Committee, which is available on the Company’s website at www.akerna.com, which complies with the requirements of Rule 10A-3 of the Exchange Act.

The Audit Committee consists of Barry Fishman, Matthew R. Kane, and Tahira Rehmatullah, each of whom is independent within the meaning of the Nasdaq Listing Rules and Rule 10A-3 of the Exchange Act. In addition, each Audit Committee member satisfies the Audit Committee independence standards under the Exchange Act. Our Board has determined that Mr. Fishman qualifies as an Audit Committee financial expert, as defined by SEC rules, based on education, experience and background. Mr. Fishman serves as chairperson of the Audit Committee.

The Audit Committee’s duties, include, but are not limited to: (i) reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our annual reports; (ii) discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements; (iii) discussing with management major risk assessment and risk management policies; (iv) monitoring the independence of the independent auditor; (v) verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law; (vi) reviewing and approving all related-party transactions; (vii) inquiring and discussing with management our compliance with applicable laws and regulations; (viii) pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed; (ix) appointing or replacing the independent auditor; (x) determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; (xi) establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and (xii) approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

The Audit Committee met 9 times during the fiscal year ended December 31, 2021.

Nominating Committee

Our Board adopted a written charter for the Nominating Committee, which is available on the Company’s website at www.akerna.com.

The Nominating Committee consists of Tahira Rehmatullah, Matthew R. Kane and Barry Fishman. Ms. Rehmatullah serves as chairperson of the Nominating Committee. Specific responsibilities of the Nominating Committee include: (i) identifying, evaluating and selecting, or recommending that Board approve, nominees for election to Board; (ii) evaluating, on an annual basis, the performance of Board and of individual directors; (iii) establishing subcommittees for the purpose of evaluating special or unique matters; (iv) evaluating the adequacy of corporate governance practices and reporting; (v) reviewing management succession plans; and (vi) developing and making recommendations to Board regarding corporate governance guidelines and matters.

The Nominating Committee met 7 times in the fiscal year ended December 31, 2021.

Each of the nominees up for election at the Annual Meeting was recommended to the Board by the Nominating Committee.

Compensation Committee

The Compensation Committee has adopted a written charter, which is available on the Company’s website at www.akerna.com.

The Compensation Committee consists of Tahira Rehmatullah, Matthew R. Kane and Barry Fishman each of whom is independent within the meaning of the Nasdaq Listing Rules. Mr. Kane serves as chairperson of the Compensation Committee.

The Compensation Committee has the overall responsibility for determining and approving the compensation of the Company’s Chief Executive Officer and reviewing and approving the annual base salaries and annual incentive opportunities of the Company’s executive officers. The Company may utilize the services of independent consultants to perform analyses and to make recommendations relative to executive compensation matters. These analyses and recommendations are to be conveyed to the Compensation Committee, and the Compensation Committee takes such information into consideration in making its compensation decisions. The Compensation Committee did not engage any advisory firm as a compensation consultant in fiscal 2020.

The Compensation Committee met 9 times during the fiscal year ended December 31, 2021.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has ever been an officer or employee of Akerna. None of Akerna’s executive officers serve, or have served during the last fiscal year, as a member of the Board, compensation committee, or other board committee performing equivalent functions of any other entity that has one or more executive officers serving as one of Akerna’s directors or on the Compensation Committee.

Audit Committee Report*

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee acts under a written charter adopted and approved by the Board, which is reviewed by the Board annually. Each member of the Audit Committee is “independent” within the meaning of Rule 10A-3 of the Exchange Act and Nasdaq Listing Rules. In accordance with Section 407 of the United States Sarbanes-Oxley Act of 2002 and Item 407(d)(5)(ii) and (iii) of Regulation S-K, the Board has identified Mark Iwanowski as the “Audit Committee Financial Expert.” A copy of the Audit Committee Charter is available on the Corporation’s website at www.akerna.com.

The responsibilities of the Audit Committee include recommending to the Board an accounting firm to be nominated for stockholder approval as the Company’s independent auditor. The Audit Committee is responsible for recommending to the Board that the Company’s financial statements and the related management’s discussion and analysis be included in its Annual Report on Form 10-K. The Audit Committee took a number of steps in making this recommendation for the fiscal year ended December 31, 2021.

First, the Audit Committee discussed with Marcum those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

Second, the Audit Committee discussed with Marcum the independence of Marcum and received from Marcum the letter required by applicable standards of the Public Company Accounting Oversight Board for independent auditor communications with Audit Committees, as may be modified or supplemented, concerning its independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure assisted the Audit Committee in evaluating such independence.

Finally, the Audit Committee reviewed and discussed, with the Company’s management and Marcum, the Company’s audited financial statements for the fiscal year ended December 31, 2021 and the related management’s discussion and analysis to be included in the Corporation’s Annual Report on Form 10-K.

Based on the discussions with Marcum concerning the audit, their independence, the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the Corporation’s financial statements and the related management’s discussion and analysis be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Submitted by:

Audit Committee of the Board

/s/ Barry Fishman

/s/ Matthew R. Kane

/s/ Tahira Rehmatullah

*	The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended or the Exchange Act.

Board Leadership Structure and Role in Risk Oversight

Our Board currently consists of five directors. The Board has not appointed a lead independent director. Due to the size of the Board, the independent directors are able to closely monitor the activities of our Company. In addition, the independent directors are able to meet independently with the Company’s independent registered public accounting firm without management to discuss the Company’s financial statements and related audits. Therefore, the Board has determined that a lead independent director is not necessary at this time. To the extent the composition of the Board changes and/or grows in the future, the Board may re-evaluate the need for a lead independent director.

Management is responsible for the day-to-day management of risks the Company faces, while the Board as a whole has ultimate responsibility for the Company’s oversight of risk management. Our Board takes an enterprise-wide approach to risk oversight, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of risk oversight is not only understanding the risks a Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. As a critical part of this risk management oversight role, our Board encourages full and open communication between management and the Board. Our Board regularly reviews material strategic, operational, financial, compensation and compliance risks with management. In addition, our management team regularly reports to the full Board regarding their areas of responsibility and a component of these reports is risk within the area of responsibility and the steps management has taken to monitor and control such exposures. Additional review or reporting on risk is conducted as needed or as requested by our Board.

Consideration of Director Nominees

Stockholder Recommendations and Nominees

The policy of our Nominating Committee is to consider properly submitted recommendations for candidates to the Board from stockholders. Any stockholder recommendations for consideration by the Nominating Committee should include the candidate’s name, biographical information, information regarding any relationships between the candidate and the Company within the last three years, a description of all arrangements between the candidate and the recommending stockholder and any other person pursuant to which the candidate is being recommended, a written indication of the candidate’s willingness to serve on the Board, any other information required to be provided under securities laws and regulations, and a written indication to provide such other information as the Nominating Committee may reasonably request. There are no differences in the manner in which the Nominating Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or otherwise. Stockholder recommendations to the Board should be sent to:

Akerna Corp.

1550 Larimer Street #246, Denver, Colorado 80202

Attention: Secretary

In addition, our Amended and Restated Bylaws permit stockholders to nominate directors for consideration at an annual meeting of stockholders. Stockholders wishing to nominate a candidate for director at the annual meeting of stockholders must give written notice to Akerna Corp., 1550 Larimer Street #246, Denver, CO 80202, Attention: Secretary, either by personal delivery or by United States mail, postage prepaid. The stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the date of the immediately preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than sixty (60) days after the anniversary of the preceding year’s annual meeting, to be timely, notice by the stockholder must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting is first given or made (which for this purpose shall include any and all filings of the Corporation made on the EDGAR system of the SEC or any similar public database maintained by the SEC), whichever first occurs. To be timely for a special meeting of the stockholders called for the purpose of electing directors, a stockholder’s written notice to the Secretary of the Corporation must be delivered to or mailed and received at the principal executive offices of the Corporation not later than thirty (30) days after the prior meeting of stockholders and no later than one hundred and eighty (180) days before the first anniversary date of the immediately preceding year’s annual meeting of stockholders. To be in proper form, a stockholder’s notice to the Secretary shall be in writing and shall set forth (i) the name and record address of such stockholder proposing such nomination and the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially or of record by such stockholder; (iii) a description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings during the past three years, and any other material relationships, between such stockholder and each proposed nominee, including, without limitation, all information that would be required to be disclosed pursuant to the Regulations of the SEC if such stockholder were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant; (iv) any derivative positions held or beneficially held, directly or indirectly, by such stockholder; (v) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder with respect to any share of stock of the Corporation; (v) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (vii) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings of the proposing stockholder required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named or referred to as a nominee and to serve as a director if elected. The Corporation may require any proposed nominee to furnish such other information (which may include attending meetings to discuss the furnished information) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

Director Qualifications

The Board believes that all directors should have the highest personal integrity and have a record of exceptional ability and judgment. The Board also believes that directors should ideally reflect a mix of experience and other qualifications. There is no firm requirement of minimum qualifications or skills that candidates must possess. The Nominating Committee evaluates director candidates based on a number of qualifications, including their independence, judgment, leadership ability, expertise in the industry, experience developing and analyzing business strategies, financial literacy, risk management skills, and, for incumbent directors, his or her past performance. While neither the Board nor the Nominating Committee has adopted a formal policy with regard to the consideration of diversity when evaluating candidates for election to the Board, it is our goal to have a balanced Board, with members whose skills, background and experience are complimentary and, together, cover the variety of areas that impact our business.

The Nominating Committee initially evaluates a prospective nominee on the basis of his or her resume and other background information that has been made available to the committee. A member of the Nominating Committee will contact for further review those candidates who the committee believes are qualified, who may fulfill a specific board need and who would otherwise best make a contribution to the Board. If, after further discussions with the candidate, and other further review and consideration as necessary, the Nominating Committee believes that it has identified a qualified candidate, it will make a recommendation to the Board.

The qualifications of each of the Company’s directors are set forth in their respective biographies in this Proxy Statement.

Diversity

The Board values the benefits that diversity can bring and seeks to maintain a Board comprised of talented and dedicated directors with a diverse mix of experience, skills and backgrounds collectively reflecting the strategic needs of the business and the nature of the environment in which the Company operates.

In identifying qualified candidates for nomination to the Board, the Nominating Committee will consider prospective candidates based on merit, having regard to those competencies, expertise, skills, background and other qualities identified from time to time by the Board as being important in fostering a diverse and inclusive culture which solicits multiple perspectives and views and is free of conscious or unconscious bias and discrimination.

The Nominating Committee must give due consideration to characteristics, such as gender, age, ethnicity, disability, sexual orientation and geographic representation, which contribute to board diversity. The Nominating Committee may, in addition to conducting its own search, engage qualified independent advisors to assist in identifying prospective diverse director candidates that meet the selection criteria established by the Board and that support its diversity objectives. In implementing its responsibilities under this policy, the Nominating Committee will take into account the Board’s diversity objectives and the diverse nature of the business environment in which the Company operates, as well as the need to maintain flexibility to effectively address succession planning and to ensure that the Company continues to attract and retain highly qualified individuals to serve on the Board.

The chart below indicates the current diversity composition of the Board.

Board Diversity Matrix
	Male	Female
Total Number of Directors	5
Part I: Gender Identity
Directors	1	2
Part II: Demographic Background
White	1	0
Asian	0	1
Did Not Disclose Demographic Background	3

Code of Ethics

We adopted a Code of Ethics, applicable to all directors, executive officers and employees which is available on our website (www.akerna.com). Any amendment to or waivers from the Code of Ethics with respect to the Company’s directors or executive officers will be posted on the Company’s website. The Code of Ethics provides that any waiver thereof may be made only by the Board.

Procedures for Contacting Directors

The Board has established a process for stockholders to send communications to the Board. Stockholders may communicate with the Board generally or a specific director at any time by writing to: Akerna Corp., 1550 Larimer Street #246, Denver, CO 80202, Attention: Secretary. We review all messages received, and forward any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to the Board. Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to the Board generally, to the Chairman of the Nominating Committee. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not forwarded to the Board.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of the Shares, to file reports of ownership and changes of ownership of such securities with the SEC.

Based solely on a review of the reports received by the SEC, the Company believes that, during the fiscal year ended December 31, 2021, the Company’s officers, directors and greater than 10% owners timely filed all reports they were required to file under Section 16(a), except as set forth below:

Name	Number of Late Reports (Transactions)	Number of Missing Reports (Transactions)
Jessica Billingsley	4 Late Form 4 Filings (9 late transactions)	--
Barry Fishman	2 Late Form 4 Filings (4 late transactions	--
John Fowle	3 Late Form 4 Filings (8 late transactions)	--
Matthew Kane	6 Late Form 4 Filings (8 late transactions)	--
David McCullough	6 Late Form 4 Filings (11 late transactions)	--
Tahira Rehmatullah	4 Late Form 4 Filings (6 late transactions)	--
Scott Sozio	5 Late Form 4 Filings (10 late transactions)	--
Ray Thompson	5 Late Form 4 Filings (14 late transactions)	--
Nina Simosko	3 Late Form 4 Filings (8 late transactions)	--

The Company’s insider trading policy prohibits hedging or monetization transactions. The policy sets forth hedging or monetization transactions as transactions that can be accomplished through the use of various financial instruments, including prepaid variable forwards, equity swaps, collars and exchange funds. The policy notes that these transactions may permit continued ownership of the Company’s securities obtained through employee benefit plans or otherwise without the full risks and rewards of ownership. When that occurs, a person entering into these types of transactions may no longer have the same objectives as the Company’s other shareholders. In addition, under the policy no director or officer of the Company is permitted to purchase financial instruments, including, for greater certainty, prepaid variable forward contracts, equity swaps, collars, or units of exchange funds that are designed to hedge or offset a decrease in market value of any the Company’s securities granted as compensation or held, directly or indirectly, by such director or officer.

EXECUTIVE COMPENSATION

Summary Compensation Table

Our named executive officers for the fiscal year ended December 31, 2021 are Jessica Billingsley, our Chief Executive Officer, John Fowle, our Chief Financial Officer, Ray Thompson, our President and Chief Operating Officer, David McCullough, our Chief Technology Officer and Nina Simosko, our former Chief Commercial Officer.

Summary Compensation Table

The following table sets forth all information concerning the compensation earned, for the fiscal year ended December 31, 2021, six-month transition period ended December 31, 2020, and for the fiscal year ended June 30, 2020 for services rendered to us by persons who served as our named executive officers at the end of December 31, 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)		All Other Compensation ($)		Total ($)
(a)	(b)	(c)	(d)		(e)		(i)		(j)
Jessica Billingsley	2021	262,500	201,866	(22)	108,200	(1)	11,774	(2)	584,140
Chief Executive Officer	2020 TP	125,000	81,625	(3)	125,450	(4)	740	(5)	332,815
	2020	250,000	54,750	(6)	153,474	(7)	21,780	(8)	480,004
Nina Simosko(9)	2021	200,000	—		83,200	(10)	—		283,200
Former Chief	2020 TP	100,000	—		94,200	(11)	—		194,200
Commercial Officer	2020	154,545	—		999,996	(12)	—		1,154,541
John Fowle(13)	2021	200,000	—		83,200	(14)	—		283,200
Chief Financial Officer	2020 TP	100,000	—		94,200	(15)	—		194,200
	2020	106,250	—		799,997	(16)	—		906,247
Ray Thompson	2021	200,000	—		83,200	(17)	—		283,200
Chief Operating Officer	2020 TP	100,000	—		94,200	(18)	—		194,200
David McCullough	2021	200,000	60,075	(19)	83,200	(20)	—		343,275
Chief Technology Officer	2020 TP	100,000	—		94,200	(21)	—		194,200

(1)	During the year ended 2021, Ms. Billingsley was awarded 20,000 restricted stock units with a grant date fair value of $83,200. These awards vest 25% annually on December 1 with the final vesting occurring on December 1, 2024. As compensation for the 2021 fiscal year, Ms. Billingsley was also awarded a discretionary bonus of 22,322 restricted shares with a grant date fair value of $25,000. These shares fully vested on April 12, 2022.

(2)	In addition to cash and stock awards, Ms. Billingsley may redeem loyalty awards generated by corporate purchases made on certain credit cards for her personal use. During the year ended 2021, Ms. Billingsley redeemed $11,774 in loyalty awards for her personal use.

(3)	Pursuant to Ms. Billingsley’s employment agreement with Akerna, she is eligible for a bonus that is determined by the Board on the basis of fulfillment of the objective performance criteria established in its discretion. For the transition period 2020, the transition period bonus was determined based Akerna’s relative performance against budgeted targets, as further described below. The Board evaluated the achievement of these targets and Ms. Billingsley’s transition period 2020 bonus amount was $81,625.

(4)	During the transition period 2020, Ms. Billingsley was awarded 20,000 restricted stock units with a grant date fair value of $94,200. These awards vest 25% annually on July 1 with the final vesting occurring on July 1, 2024. As compensation for the 2020 transition period, Ms. Billingsley was also awarded a discretionary bonus of 7,548 restricted shares with a grant date fair value of $31,250. These shares fully vested on April 26, 2021.

(5)	In addition to cash and stock awards, Ms. Billingsley may redeem loyalty awards generated by corporate purchases made on certain credit cards for her personal use. During the transition period 2020, Ms. Billingsley redeemed $740 in loyalty awards for her personal use.

(6)	Pursuant to Ms. Billingsley’s employment agreement with Akerna, she is eligible for an annual bonus that is determined by the Board on the basis of fulfillment of the objective performance criteria established in its discretion. For the 2020 fiscal year, the annual bonus was determined based Akerna’s relative performance against budgeted targets, as further described below. The Board evaluated the achievement of these targets and Ms. Billingsley’s 2020 annual bonus amount was $54,750.

(7)	During 2020, Ms. Billingsley was awarded 10,000 restricted stock units with a grant date fair value of $57,900. These awards vest 25% annually on July 1 with the final vesting occurring on July 1, 2023. Ms. Billingsley was awarded share-based compensation that was conditioned upon the price of a share of our Common Stock achieving a specified total return as of June 30, 2020. This award had a grant date fair value of $12,465. The total return target was not achieved, as such no shares will be issued pursuant to this award. Ms. Billingsley was also awarded a share based annual bonus award of 19,694 shares of Common Stock. This award had a grant date fair value of $83,109.

(8)	In addition to cash and stock awards, Ms. Billingsley may redeem loyalty awards generated by corporate purchases made on certain credit cards for her personal use. During 2020, Ms. Billingsley redeemed $21,780 in loyalty awards for her personal use.

(9)	Ms. Simosko became Chief Revenue Officer of Akerna on September 23, 2019, her title was subsequently changed to Chief Commercial Officer without any change in duties or compensation. Ms. Simosko ceased to be the Chief Commercial Officer on January 31, 2022.

(10)	During the year ended 2021, Ms. Simosko was awarded 20,000 restricted stock units with a grant date fair value of $83,200. These awards vest 25% annually on December 1 with the final vesting occurring on December 1, 2024.

(11)	During the transition period 2020, Ms. Simosko was awarded 20,000 restricted stock units with a grant date fair value of $94,200. These awards vest 25% annually on July 1 with the final vesting occurring on July 1, 2024.

(12)	During 2020, Ms. Simosko was awarded 125,156 restricted stock units with a grant date fair value of $999,996, these awards vest 25% annually on the grant date anniversary in each of the subsequent four years.

(13)	Mr. Fowle became Chief Financial Officer of Akerna on December 17, 2019.

(14)	During the year ended 2021, Mr. Fowle was awarded 20,000 restricted stock units with a grant date fair value of $83,200. These awards vest 25% annually on December 1 with the final vesting occurring on December 1, 2024.

(15)	During the transition period 2020, Mr. Fowle was awarded 20,000 restricted stock units with a grant date fair value of $94,200. These awards vest 25% annually on July 1 with the final vesting occurring on July 1, 2024.

(16)	During 2020, Mr. Fowle was awarded 72,727 restricted stock units with a grant date fair value of $799,997, these awards vest 25% annually on the grant date anniversary in each of the subsequent four years.

(17)	During the year ended 2021, Mr. Thompson was awarded 20,000 restricted stock units with a grant date fair value of $83,200. These awards vest 25% annually on December 1 with the final vesting occurring on December 1, 2024.

(18)	During the transition period 2020, Mr. Thompson was awarded 20,000 restricted stock units with a grant date fair value of $94,200. These awards vest 25% annually on July 1 with the final vesting occurring on July 1, 2024.

(19)	During the year ended 2021, Mr. McCullough was awarded a discretionary cash bonus of $60,075.

(20)	During the year ended 2021, Mr. McCullough was awarded 20,000 restricted stock units with a grant date fair value of $83,200. These awards vest 25% annually on December 1 with the final vesting occurring on December 1, 2024.

(21)	During the transition period 2020, Mr. McCullough was awarded 20,000 restricted stock units with a grant date fair value of $94,200. These awards vest 25% annually on July 1 with the final vesting occurring on July 1, 2024.

(22)	Pursuant to Ms. Billingsley’s employment agreement with Akerna, she is eligible for a bonus that is determined by the Board on the basis of fulfillment of the objective performance criteria established in its discretion. For the year ended 2021, the bonus was determined based Akerna’s relative performance against budgeted targets, as further described below. The Board evaluated the achievement of these targets and Ms. Billingsley’s 2021 fiscal year bonus amount was $201,866.

Employment Agreements

Jessica Billingsley

In connection with the consummation of the mergers on June 17, 2019, Ms. Billingsley and Akerna entered into an employment agreement, dated June 17, 2019 (the “Billingsley Employment Agreement”). Under the terms of the Billingsley Employment Agreement, Ms. Billingsley serves at the Chief Executive Officer of Akerna at will, and must devote substantially all of her working time, skill and attention to her position and to the business and interests of Akerna (except for customary exclusions).

Akerna pays Ms. Billingsley an annual base salary in the amount of $250,000. The base salary is subject to (1) review at least annually by the Board for increase, but not decrease, and (2) automatic increase by an amount equal to $50,000 from its then current level on the date upon which Akerna’s aggregate, gross consolidated trailing twelve month (TTM) revenue equals the product of (x) two multiplied by (y) Akerna’s TTM revenue as of the Closing. Effective October 1, 2021, Ms. Billingsley’s annual base salary was increased to $300,000. Within ten days of the consummation of the Merger Agreement, Akerna paid Ms. Billingsley a completion award in a single lump sum of $95,000.

Ms. Billingsley will be eligible for an annual bonus (the “Annual Bonus”) with respect to each fiscal year ending during her employment. Her target annual cash bonus shall be in the amount of one hundred percent (100%) of her base salary (the “Target Bonus”) with the opportunity to earn greater than the Target Bonus upon achievement of above target performance. The amount of the Annual Bonus shall be determined by the Board on the basis of fulfillment of the objective performance criteria established in its reasonable discretion. The performance criteria for any particular fiscal year shall be set no later than ninety days after the commencement of the relevant fiscal year. For the 2021 fiscal year, the Annual Bonus shall be determined based upon four (4) budget components (B2B Software Revenue, B2G Software Revenue, Services Revenue and Adjusted EBITDA) and NPS Scores With regards to the budget components, each scales linearly between achieving 75% to 100%, and greater than 100% with respect to the B2B Software Revenue, B2G Software Revenue, and Adjusted EBITDA target budget components respectively, of the applicable fiscal year’s budget for each such component (with 50% of the Target Bonus payable upon achievement of 75% of budget, 100% of the Target Bonus payable upon achievement of budget (and, with respect to the B2B Software Revenue, B2G Software Revenue, and Adjusted EBITDA budget components, with 200% of each weighted portion of the Target Bonus payable upon achievement of 125% of the corresponding component of budget, with linear interpolation between points. Accelerator to be paid at the discretion of the Board of Directors in cash, stock, or both. For the transition period 2020 and the 2020 fiscal year, the Annual Bonus was determined based upon the following four (4) budget components, each of which scales linearly between achieving 75% to 100%, and greater than 100% with respect to the Platform Recurring Revenue (as defined in Billingsley Employment Agreement) and Government Recurring Revenue (as defined in Billingsley Employment Agreement) budget components respectively, of the applicable fiscal year’s budget for each such component (with 50% of the Target Bonus payable upon achievement of 75% of budget, 100% of the Target Bonus payable upon achievement of budget (and, with respect to the Platform Recurring Revenue and Government Recurring Revenue budget components, with 200% of each weighted portion of the Target Bonus payable upon achievement of 125% of the corresponding component of budget, with linear interpolation between points)). During the fiscal year ended June 30, 2020, due to achieving targets Ms. Billingsley received a bonus of $54,750 and she received a discretionary share bonus of $90,000 worth of the Company’s shares of Common Stock based on the 10-day volume weighted average price as of the date of the award, which resulted in the issuance of 19,694 shares of Common Stock with a grant date fair value of $83,109. During the transition period ended December 31, 2020, due to achieving targets Ms. Billingsley received a bonus of $81,625.

Ms. Billingsley is entitled to participate in annual equity awards and employee benefits. She is indemnified by Akerna to for any and all expenses (including advancement and payment of attorneys’ fees) and losses arising out of or relating to any of her actual or alleged acts, omissions, negligence or active or passive wrongdoing, including, the advancement of expenses she incurs. The foregoing indemnification is in addition to the indemnification provided to her by Akerna pursuant to her Indemnification Agreement.

In the event of Ms. Billingsley’s termination for cause or without good reason, Akerna will be obligated to pay any accrued but unpaid base salary and any annual bonus earned and awarded for the fiscal year prior to that in which the termination occurs. In the event of Ms. Billingsley’s termination without cause or with good reason, Akerna will be obligated to pay any accrued but unpaid base salary, any annual bonus earned and awarded for the fiscal year prior to that in which the termination occurs, a cash severance payment equal to her base salary, pro-rated annual bonus for the fiscal year in which the termination occurs through the date of termination, and twelve months of health benefits.

The Billingsley Employment Agreement also contains noncompetition and non-solicitation provisions that apply through her employment and for a term of one year thereafter, and which are in addition to the noncompetition and non-solicitation provisions prescribed under a certain Non-Competition Agreement between Ms. Billingsley and Akerna. The Billingsley Employment Agreement also contains a non-disparagement provision that apply through her employment and for a term of two years thereafter.

John Fowle

On December 17, 2019, Mr. Fowle entered into a letter agreement with Akerna. Mr. Fowle serves as the Chief Financial Officer of Akerna at will. Akerna paid Mr. Fowle an annual base salary of $200,000 in 2021. At the Board’s discretion, Mr. Fowle may be eligible for a bonus. Under the Company’s 2022 executive compensation structure, Mr. Fowle will receive a base salary of $250,000 and Mr. Fowle’s performance target annual cash bonus shall be 25% of his base salary. Mr. Fowle received a grant of approximately $800,000 of restricted stock units, which will vest as to 25% on the first anniversary of the grant date, as to the next 25% on the second anniversary of the grant date, as to the next 25% on the third anniversary of the grant date and as to the remaining 25% on the fourth anniversary of the grant date. Mr. Fowle is entitled to participate in employee benefits. Upon a change of control transaction, Mr. Fowle’s unvested restricted stock units or any other equity interests that he may be granted, will immediately vest. If Mr. Fowle’s employment is terminated by Akerna without cause or by him with good reason, he is entitled to his base salary through the date of termination.

Akerna entered into an Employee Covenant Agreement with Mr. Fowle, which obligates Mr. Fowle from disclosing any confidential information, including without limitation, trade secrets. The agreement also prohibits Mr. Fowle during the term of his employment and for a period of two years after his employment from soliciting any customer, client, employee, supplier or vendor of Akerna, and rendering any services or giving advice to any competitor or affiliate of a competitor. The agreement also requires Mr. Fowle to return all Akerna property and disclose all work product to Akerna.

Mr. Fowle moved to a part-time role effective April 1, 2022. The Company and Mr. Fowle are still determining the effect of the move to part-time on his compensation for 2022.

Ray Thompson

On October 19, 2018, Mr. Thompson entered into a letter agreement with Akerna’s wholly owned subsidiary MJ Freeway LLC. Mr. Thompson serves as the President and Chief Operating Officer of Akerna at will. Akerna paid Mr. Thompson an annual base salary of $200,000 in 2021. As part of his appointment as the Company’s President under the Company’s 2022 executive compensation structure, Mr. Thompson will receive a base salary of $275,000 and Mr. Thompson’s performance target annual cash bonus shall be 25% of his base salary. At the Board’s discretion, Mr. Thompson may be eligible for a bonus. Upon a change of control transaction, Mr. Thompson’s unvested restricted stock units or any other equity interests that he may be granted, will immediately vest. If Mr. Thompson’s employment is terminated by Akerna without cause or by him with good reason, he is entitled to his base salary through the date of termination.

Akerna entered into an Employee Covenant Agreement with Mr. Thompson, which obligates Mr. Thompson from disclosing any confidential information, including without limitation, trade secrets. The agreement also prohibits Mr. Thompson during the term of his employment and for a period of two years after his employment from soliciting any customer, client, employee, supplier or vendor of Akerna, and rendering any services or giving advice to any competitor or affiliate of a competitor. The agreement also requires Mr. Thompson to return all Akerna property and disclose all work product to Akerna.

David McCullough

Mr. McCullough does not have a formal letter agreement with Akerna in relation to his employment as the Chief Technology Officer. Akerna paid Mr. McCullough an annual base salary of $200,000 for 2021. Under the Company’s 2022 executive compensation structure, Mr. McCullough will receive a base salary of $250,000 and Mr. McCullough’s performance target annual cash bonus shall be 25% of his base salary. At the Board’s discretion, Mr. McCullough may be eligible for a bonus. Upon a change of control transaction, Mr. McCullough’s unvested restricted stock units or any other equity interests that he may be granted, will immediately vest. If Mr. McCullough’s employment is terminated by Akerna without cause or by him with good reason, he is entitled to his base salary through the date of termination.

Akerna entered into an Employee Covenant Agreement with Mr. McCullough, which obligates Mr. McCullough from disclosing any confidential information, including without limitation, trade secrets. The agreement also prohibits Mr. McCullough during the term of his employment and for a period of two years after his employment from soliciting any customer, client, employee, supplier or vendor of Akerna, and rendering any services or giving advice to any competitor or affiliate of a competitor. The agreement also requires Mr. McCullough to return all Akerna property and disclose all work product to Akerna.

Nina Simosko

On September 23, 2019, Ms. Simosko entered into a letter agreement with Akerna. Ms. Simosko serves as the Chief Revenue Officer of Akerna at will. Akerna pays Ms. Simosko an annual base salary of $200,000. At the Board’s discretion, Ms. Simosko may be eligible for a bonus. Ms. Simosko received an approximate grant of $1,000,000 of restricted stock units, which will vest as to 25% on the first anniversary of the grant date, as to the next 25% on the second anniversary of the grant date, as to the next 25% on the third anniversary of the grant date and as to the remaining 25% on the fourth anniversary of the grant date. Upon a change of control transaction, Ms. Simosko’s unvested restricted stock units or any other equity interests that she may be granted, will immediately vest. If Ms. Simosko’s employment is terminated by Akerna without cause or by her with good reason, she is entitled to her base salary through the date of termination and the immediate vesting of 33% of the restricted stock units that are unvested on the date of termination. Ms. Simosko is entitled to reimbursement of reasonable expense incurred with her relocation to Denver, Colorado, in amount not to exceed $5,000. Ms. Simosko is entitled to participate in employee benefits.

Akerna entered into an Employee Covenant Agreement with Ms. Simosko, which obligates Ms. Simosko from disclosing any confidential information, including without limitation, trade secrets. The agreement also prohibits Ms. Simosko during the term of her employment and for a period of two years after her employment from soliciting any customer, client, employee, supplier or vendor of Akerna, and rendering any services or giving advice to any competitor or affiliate of a competitor. The agreement also requires Ms. Simosko to return all Akerna property and disclose all work product to Akerna.

Ms. Simosko ceased to be the Chief Commercial Officer on January 31, 2022.

Outstanding Equity Awards at Fiscal Year-End

A summary of the number and the value of the outstanding equity awards as of December 31, 2021 held by the named executive officers is set out in the table below.

Stock Awards(1)
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jessica Billingsley	-		-	5,000	(2)	8,750
Chief Executive Officer	-		-	15,000	(3)	26,250
	-		-	15,000	(4)	26,250
	-		-	22,322	(12)	25,000
Nina Simosko	-		-	62,578	(5)	109,512
Former Chief Commercial	-		-	15,000	(3)	26,250
Officer	-		-	15,000	(4)	26,250
John Fowle	-		-	36,363	(6)	63,635
Chief Financial Officer	-		-	15,000	(3)	26,250
	-		-	15,000	(4)	26,250
Ray Thompson	13,358	(7)	23,377	5,000	(2)	8,750
Chief Operating Officer	-		-	13,358	(8)	23,377
	-		-	12,500	(9)	21,875
	-		-	15,000	(3)	26,250
	-		-	15,000	(4)	26,250
David McCullough	6,679	(10)	11,688	4,000	(11)	7,000
Chief Technology Officer	-		-	15,000	(3)	26,250
	-		-	15,000	(4)	26,250

(1)	Each RSU represents a contingent right to receive one share of Common Stock of the Company.

(2)	Represents 5,000 RSUs, which vest as follows: 2,500 units shall vest on July 1, 2022, and 2,500 units shall vest on July 1, 2023.

(3)	Represents 15,000 RSUs, which vest as follows: 5,000 units shall vest on July 1, 2022, 5,000 units shall vest on July 1, 2023, and 5,000 units shall vest on July 1, 2024.

(4)	Represents 15,000 RSUs, which vest as follows: 5,000 units shall vest on December 1, 2022, 5,000 units shall vest on December 1, 2023, and 5,000 units shall vest on December 1, 2024.

(5)	Represents 62,578 RSUs, which vest as follows; 31,289 units shall of October 7, 2022, and 31,289 units shall on October 7, 2023; however, there is immediate vesting in the event of a Change in Control (as defined in the award) and there is immediate vesting of 33% of the restricted stock units that are unvested on the date that she is terminated without cause or by her with good reason.

(6)	Represents 36,363 RSUs, which vest as follows; 18,182 shares shall vest on December 17, 2022 and 18,182 shares shall vest on December 17, 2023.

(7)	Represents 13,358 shares of restricted stock, which vest as follows: 6,679 units shall vest on January 1, 2022, and 6,679 units shall vest on January 1, 2023.

(8)	Represents 13,358 RSUs, which vest as follows: 6,679 units shall vest on January 1, 2022, and 6,679 units shall vest on January 1, 2023.

(9)	Represents 12,500 RSUs, which vest as follows: 6,250 units shall vest on January 1, 2022, and 6,250 units shall vest on January 1, 2023.

(10)	Represents 6,679 shares of restricted stock, which vest as follows: 6,679 units shall vest on January 1, 2022.

(11)	Represents 4,000 RSUs, which vest as follows: 2,000 units shall vest on July 1, 2022, and 2,000 units shall vest on July 1, 2023.

(12)	Represents 22,322 restricted shares, which vest on April 12, 2022.

Options

There were no options granted in the fiscal year ended December 31, 2021.

Pension Benefits

None of our employees participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. Our Compensation Committee may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our company’s best interest.

Non-qualified Deferred Compensation

None of our employees participate in or have account balances in non-qualified defined contribution plans or other non-qualified deferred compensation plans maintained by us. Our Compensation Committee may elect to provide our officers and other employees with non-qualified defined contribution or other non-qualified compensation benefits in the future if it determines that doing so is in our company’s best interest.

Director Compensation

The following table sets forth the compensation granted to our directors who are not also executive officers during the fiscal year ended December 31, 2021. Compensation to directors that are also executive officers is detailed above and is not included on this table.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option award ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Barry Fishman(1)	12,310	12,310	-	-	-	-	24,620
Matthew Kane	21,750	21,750	-	-	-	-	43,500
Mark Iwanowski(2)	9,440	9,440	-	-	-	-	18,880
Tahira Remhatullah	21,750	21,750	-	-	-	-	43,500
Scott Sozio(3)	250,000	136,937	-	-	-	-	386,937

(1)	Mr. Fishman joined the Board on June 7, 2021.
(2)	Mr. Iwanowski left the Board on June 7, 2021.
(3)	Mr. Sozio receives compensation pursuant to his role as Head of Corporate Development and is not compensated independently as a director.

Narrative Disclosure to Director Compensation Table

Compensation granted to our directors who are not also executive officers or employees during the fiscal year ended December 31, 2021 included $43,500 paid in 50% in cash and 50% in stock. Amounts earned in cash are paid quarterly. Stock awards vest quarterly over the fiscal year.

Compensation Policies and Practices and Risk Management

The Compensation Committee has reviewed the design and operation of Akerna’s compensation policies and practices for all employees, including executives, as they relate to risk management practices and risk-taking incentives. The Compensation Committee believes that Akerna’s compensation policies and practices do not encourage unnecessary or excessive risk taking and that any risks arising from Akerna’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on Akerna.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has ever been an officer or employee of Akerna. None of Akerna’s executive officers serve, or have served during the last fiscal year, as a member of the Board, compensation committee, or other board committee performing equivalent functions of any other entity that has one or more executive officers serving as one of Akerna’s directors or on the Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
RELATED STOCKHOLDER MATTERS

The following table sets forth information concerning beneficial ownership of Akerna’s capital stock outstanding as of the date of this prospectus, by: (1) each stockholder known to be the beneficial owner of more than five percent of any class of Akerna’s voting stock then outstanding; (2) each of Akerna’s directors and nominees to serve as director; (3) each of Akerna’s named executive officers; and (4) Akerna’s current directors and executive officers as a group.

As of March 27, 2022 there were 32,390,419 shares of Common Stock issued and outstanding. Each share entitles the holder thereof to one vote.

The information regarding beneficial ownership of shares of Common Stock has been presented in accordance with the rules of the SEC. Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (1) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (2) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from Akerna within 60 days. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

	Beneficial Ownership
Name and Address of Beneficial Owner(1)	Number of Akerna Shares of Common Stock	Percentage(2)
DIRECTORS AND OFFICERS
Jessica Billingsley(3)	1,183,161	4%
Matthew Kane(4)	613,307	2%
Scott Sozio(5)	265,112	1%
Tahira Rehmatullah(6)	56,912	*
Mark Iwanowski(7)	6,261	*
David McCullough(8)	57,306	*
Ray Thompson(9)	55,910	*
Nina Simosko(10)	77,756	*
John Fowle(11)	29,205	*
Barry Fishman(12)	2,646	*
All directors and officers as a group (nine persons)	2,351,062	7%

*	Less than one percent.

(1)	Unless otherwise noted, the address of each of the persons listed above is 1550 Larimer Street #246 Denver, Colorado 80202.
(2)	The percentage is based on 32,390,419 shares of Common Stock issued and outstanding as of March 27, 2022.
(3)	Represents 1,078,290 shares held by Jessica Billingsley Living Trust and 104,871 shares held directly by Ms. Billingsley. Ms. Billingsley, the trustee of the Jessica Billingsley Living Trust, has sole and dispositive power over the shares held by the Jessica Billingsley Living Trust. Does not reflect 35,000 restricted stock units issued pursuant to Akerna’s Incentive Plan, which vest as follows: 5,000 RSUs, which vest as follows: 2,500 units shall vest on July 1, 2022, and 2,500 units shall vest on July 1, 2023, 15,000 RSUs, which vest as follows: 5,000 units shall vest on July 1, 2022, 5,000 units shall vest on July 1, 2023, and 5,000 units shall vest on July 1, 2024, and 15,000 RSUs, which vest as follows: 5,000 units shall vest on December 1, 2022, 5,000 units shall vest on December 1, 2023, and 5,000 units shall vest on December 1, 2024.

(4)	Includes 261,340 shares held by Seam Capital, LLC. Mr. Kane is a manager of Seam Capital, LLC, and as such, Mr. Kane has sole and dispositive power of the shares held by Seam Capital, LLC. Also, includes 351,967 shares of Common Stock held directly by Mr. Kane.
(5)	Represents 265,112 shares and warrants to acquire 32,310 common shares held by Mr. Sozio. Does not reflect 84,124 restricted stock units issued pursuant to Akerna’s Incentive Plan, which vest as follows: 25,542 units shall vest on July 1, 2022, 25,542 units shall vest on July 1, 2023 and 25,542 units shall vest on July 1, 2024, and 7,500 RSUs, which vest as follows: 2,500 units shall vest on December 1, 2022, 2,500 units shall vest on December 1, 2023, and 2,500 units shall vest on December 1, 2024.
(6)	Represents 56,912 shares of Common Stock.
(7)	Represents 6,261 shares of Common Stock.
(8)	Reflects 57,306 shares of Common Stock. Does not reflect 34,000 restricted stock units issued pursuant to Akerna’s Incentive Plan, which vest as follows: 4,000 RSUs, which vest as follows: 2,000 units shall vest on July 1, 2022, and 2,000 units shall vest on July 1, 2023, 15,000 RSUs, which vest as follows: 5,000 units shall vest on July 1, 2022, 5,000 units shall vest on July 1, 2023, and 5,000 units shall vest on July 1, 2024, and 15,000 RSUs, which vest as follows: 5,000 units shall vest on December 1, 2022, 5,000 units shall vest on December 1, 2023, and 5,000 units shall vest on December 1, 2024.
(9)	Reflects 55,910 shares of Common Stock. Does not reflect 47,929 restricted stock units issued pursuant to Akerna’s Incentive Plan, which vest as follows: 5,000 RSUs, which vest as follows: 2,500 units shall vest on July 1, 2022, and 2,500 units shall vest on July 1, 2023, 6,679 RSUs, which vest as follows: 6,679 units shall vest on January 1, 2023. 6,250 RSUs, which vest as follows: 6,250 units shall vest on January 1, 2023, 15,000 RSUs, which vest as follows: 5,000 units shall vest on July 1, 2022, 5,000 units shall vest on July 1, 2023, and 5,000 units shall vest on July 1, 2024, and 15,000 RSUs, which vest as follows: 5,000 units shall vest on December 1, 2022, 5,000 units shall vest on December 1, 2023, and 5,000 units shall vest on December 1, 2024.
(10)	Does not reflect 92,578 restricted stock units issued pursuant to Akerna’s Incentive Plan, which vest as follows; 31,289 units shall of October 7, 2022, and 31,289 units shall on October 7, 2023, 15,000 RSUs, which vest as follows: 5,000 units shall vest on July 1, 2022, 5,000 units shall vest on July 1, 2023, and 5,000 units shall vest on July 1, 2024, and 15,000 RSUs, which vest as follows: 5,000 units shall vest on December 1, 2022, 5,000 units shall vest on December 1, 2023, and 5,000 units shall vest on December 1, 2024.; however, there is immediate vesting in the event of a Change in Control (as defined in the award) and there is immediate vesting of 33% of the restricted stock units that are unvested on the date that Ms. Simosko is terminated without cause or by Ms. Simosko with good reason.
(11)	Does not reflect 66,363 restricted stock units issued pursuant to Akerna’s Incentive Plan, which vest as follows; 18,182 shares shall vest on December 17, 2022 and 18,182 shares shall vest on December 17, 2023, 15,000 RSUs, which vest as follows: 5,000 units shall vest on July 1, 2022, 5,000 units shall vest on July 1, 2023, and 5,000 units shall vest on July 1, 2024, and 15,000 RSUs, which vest as follows: 5,000 units shall vest on December 1, 2022, 5,000 units shall vest on December 1, 2023, and 5,000 units shall vest on December 1, 2024.
(12)	Represents 2,646 shares of Common Stock.

Change in Control

We are not aware of any arrangement that might result in a change in control in the future. We have no knowledge of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in Akerna’s control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment of Scott Sozio

In July 2019, we hired Mr. Scott Sozio, at will, to serve as our Head of Corporate Development. As restructured in August 2020, Mr. Sozio receives an annual base salary of $150,000, a one-time grant of $600,000 in restricted stock units (92,166 restricted stock units) issued in August 2020 vesting over 4 years, as discussed below, and deal related compensation of 0.5% of the transaction value of acquisition completed by Akerna, payable one-half in restricted stock units of Akerna at the option of the Board.

In April 2020, Mr. Sozio was granted 1,230 restricted stock units of the Akerna under our 2019 Equity Incentive Plan in relation to the closing of our acquisition of Trellis, which vested immediately. In August of 2020, Mr. Sozio’s compensation was restructured and he was granted 92,166 restricted stock units, which vest one quarter each year beginning on July 1, 2021. In September 2020, Mr. Sozio was granted 10,000 restricted stock units as part of our annual employee grants, which vest one quarter each year beginning on July 1, 2021 and 38,527 restricted stock units in connection with the closing of our acquisition of Ample, which vested immediately. In April 2021, Mr. Sozio was granted 2,976 restricted stock units of the Akerna under our 2019 Equity Incentive Plan in relation to the closing of our acquisition of Viridian, which vested immediately. In October 2021, Mr. Sozio was granted 29,210 restricted stock units of the Akerna under our 2019 Equity Incentive Plan in relation to the closing of our acquisition of 365 Cannabis, which vested immediately. In April 2021, Mr. Sozio was granted 10,000 restricted stock units as part of our annual employee grants, which vest one quarter each year beginning on December 1, 2021

TechMagic

During the fiscal year ended June 30, 2020, we have been invoiced through our wholly-owned subsidiary Solo by TechMagic USA LLC, a Massachusetts limited liability, in an amount of approximately $657,000. When we acquired Solo in January 2020, there was an open balance payable to TechMagic of approximately $265,000. Subsequently, during the remainder of our fiscal year ended June 30, 2020, we received invoices totaling an aggregate additional amount of approximately $392,000. After our year ended June 30, 2020, through to the date hereof, we have received invoices totaling an aggregate amount of approximately $375,000. Currently, there are outstanding invoices totaling approximately $767,000. The invoices set forth services that TechMagic USA LLC purports to have provided to Solo regarding development of mobile software applications for MJF and Solo between March and November 2020. Mr. Ashesh Shah, formerly the president of Solo and currently the beneficial holder of 6.2% of our issued and outstanding shares of Common Stock is, to our knowledge, the founder and one of the principal managers of TechMagic USA LLC. The invoices state that the services were rendered pursuant to the terms of an agreement regarding the development of mobile software products for Solo, entered into between Solo and TechMagic at a time when Mr. Shah was a principal at both entities. On December 4, 2020, TechMagic filed suit against Solo in Massachusetts Superior Court seeking recovery of up to approximately $1.07 million. Akerna provided a notice of termination of the Master Services Agreement on November 23, 2020 and the parties dispute the effective date of the termination. Solo disputes the validity of the invoices, in whole or in part, and intends to defend the suit vigorously. Mr. Ashesh Shah, formerly the president of Solo and currently the holder of less than 5% of our issued and outstanding shares of common stock is, to our knowledge, the founder and one of the principal managers of TechMagic USA LLC. As of December 31, 2021 and December 31, 2020, we recognized a loss contingency of $0.5 million and $0.6 million, respectively.

Indemnification

Akerna’s amended and restated certificate of incorporation contains provisions limiting the liability of directors, and its amended and restated bylaws provides that it will indemnify the directors and executive officers to the fullest extent permitted under Delaware law. Akerna’s amended and restated certificate of incorporation and bylaws also provides the Board with discretion to indemnify the other officers, employees, and agents when determined appropriate by the Board. In addition, Akerna entered into an indemnification agreement with each of its directors and executive officers, which requires it to indemnify them.

Related Person Transactions Policy and Procedure

Akerna’s Code of Ethics requires it to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the Board (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) Akerna or any of its subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of Akerna’s shares of Common Stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable to us than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

PROPOSAL TWO — RATIFICATION OF APPOINTMENT OF AUDITORS

Introduction

The Audit Committee has appointed Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 and recommends that stockholders vote “FOR” ratification of this appointment. Although stockholder approval of this appointment is not required by law and is not binding on the Company, the Audit Committee will take your vote on this proposal into consideration when appointing the independent registered public accounting firm in the future. Even if you ratify the appointment of Marcum LLP, the Audit Committee may, in its sole discretion, terminate such engagement and direct the appointment of another independent registered public accounting firm at any time during the year, although it has no current intention to do so. Marcum LLP was initially appointed by the Audit Committee on September 26, 2019. Representatives of Marcum LLP are not expected to be present at the Annual Meeting and are not expected to be available to respond to appropriate questions.

As discussed in greater detail below, the following table shows the fees paid or accrued by us to Marcum and during the fiscal year ended December 31, 2021, the transition period ended December 31, 2020, and fiscal year ended June 30, 2020:

Type of Service	December 31, 2021	Transition Period December 31, 2020	June 30, 2020
Audit Fees	$380,893	$219,390	$321,209
Audit-Related Fees(1)	—	102,485	136,700
Tax Fees	—	—	—
Other Fees	—	—	—
Total	$380,893	$321,875	$457,909

(1)	For the transition period December 31, 2020 and the year ended June 30, 2020, audit-related fees related to comfort letters, registration statements, and services rendered in connection with audits of acquired businesses.

“Audit Fees” relate to fees and expenses billed by Marcum for the annual audits, including the audit of our financial statements, review of our quarterly financial statements and for comfort letters and consents related to stock issuances.

“Audit-Related Fees” relate to fees for assurance and related services that traditionally are performed by independent auditors that are reasonably related to the performance of the audit or review of the financial statements, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews and consultation concerning financial accounting and reporting standards.

“Tax Fees” relate to fees for all professional services performed by professional staff in our independent auditor’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state and local issues. Services may also include assistance with tax audits and appeals before the Internal Revenue Service and similar state and local agencies, as well as federal, state and local tax issues related to due diligence.

“All Other Fees” relate to fees for any services not included in the above-described categories.

Pre-Approval Policies and Procedures

The Audit Committee charter provides that the Audit Committee will pre-approve all audit services and non-audit services to be provided by our independent auditors before the accountant is engaged to render these services. The Audit Committee may delegate its authority to pre-approve services to one or more committee members, provided that the designees present the pre-approvals to the full committee at the next committee meeting. Akerna’s Audit Committee was formed upon consummation of the Business Combination. As a result, the Audit Committee did not pre-approve any of the foregoing services performed by Marcum. Since the formation of our Audit Committee, and on a going-forward basis, the Audit Committee has and will pre-approve all auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the audit committee prior to the completion of the audit).

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Required Vote

The ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2022 requires the affirmative vote of a majority of the votes cast by holders of voting stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal at the Annual Meeting. Abstentions and broker non-votes, if any, will have no effect on the outcome of this proposal. Such proposal is a “routine” matter on which brokers and nominees can vote on behalf of their clients if clients do not furnish voting instructions.

OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF MARCUM LLP AS THE
COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

.

PROPOSAL THREE — APPROVAL OF CN NASDAQ 20% CAP REMOVAL PROPOSAL

General

On October 5, 2021, we entered into a Securities Purchase Agreement (the “SPA”), with the two institutional investors (each a “Note Holder”, and collectively the “Note Holders”), that hold the Company’s then-outstanding convertible notes issued in June of 2020 (the “2020 Notes”), to sell to the Holders a new series of senior secured convertible notes (the “Convertible Notes”) of Akerna in a private placement (the “Private Placement”), with an aggregate principal amount of $20,000,000 having an aggregate original issue discount of 10%, and ranking senior to all outstanding and future indebtedness of the Company. Approximately $3.3 million of the proceeds from the Convertible Notes was used to pay off the 2020 Notes, which were then cancelled.

General Terms of the Convertible Notes

Convertible Notes mature on October 5, 2024 (the “Maturity Date”). The Convertible Notes are payable in monthly installments beginning on January 1, 2022. The Convertible Notes were issued and sold with an original issue discount and do not bear interest except upon the occurrence of an Event of Default (as defined in the Convertible Notes), in which event the applicable rate will be 15.0% per annum. On the installment dates from and including January 1, 2022 through and including March 1, 2022, the Company will pay an installment amount, or the Installment Amount, equal to the lesser 100% of $1,100,000 in principal amount or 110% of the principal amount then outstanding under the Convertible Notes. With respect to installment dates from, and including April 1, 2022 through to, but not including, the Maturity Date, the Company will pay an Installment Amount equal to the lesser 110% of $1,100,000 in principal amount in principal amount or 110% of the principal amount then outstanding under the Convertible Notes. On the Maturity Date, the Company will pay 110% of the principal amount then outstanding under the Convertible Notes. The Company may not prepay a portion of the principal amount nor interest, if any, but the Company may redeem the Convertible Notes in their entirety pursuant to the Company’s redemption right.

Conversion

The Convertible Notes are convertible at any time in whole or in part, subject to Akerna not issuing more shares of Common Stock than permitted under the rules of the Nasdaq prior to obtaining the Stockholder Approval, at the option of the holders thereof, into shares of the Common Stock at a rate equal to the amount of principal, interest (if any) and unpaid late charges (if any), divided by a conversion price of $4.05, the Conversion Price. The Conversion Price is subject to standard adjustments in the event of any stock split, stock dividend, stock combination, recapitalization or other similar transaction.

In connection with the occurrence of Events of Default, the Note Holders will be entitled to convert all or any portion of the Convertible Notes at an alternate conversion price equal to the lower of (i) the conversion price then in effect, and (ii) the greater of (x) the floor price of $0.54 and (y) 80% of the lower of (x) the volume-weighted average price of the Common Stock as of the trading day immediately preceding the applicable date of determination and (y) the quotient of (A) the sum of the volume-weighted average price of the Common Stock for each of the two (2) Trading Days with the lowest the volume-weighted average price of the Common Stock during the ten (10) consecutive trading day period ending and including the trading day immediately prior to the applicable date of determination, divided by (B) two (2), but not less than the floor price of $0.54.

Exchange Cap

The Convertible Notes shall not be convertible to the extent the conversion would result in Akerna issuing more shares of Common Stock than permitted under the rules of the Nasdaq until such time as we shall have obtained Akerna stockholder approval (the “Exchange Cap”), which we are seeking pursuant to this proposal.

Why does the Company need Stockholder Approval?

Our Common Stock is listed on Nasdaq and, as such, we are subject to the Nasdaq Listing Rules. Nasdaq Listing Rule 5635(d) is referred to as the “NASDAQ 20% Rule.” In order to comply with the NASDAQ 20% Rule and to satisfy conditions under the SPA, we are seeking stockholder approval for elimination of the Exchange Cap to permit the potential issuance of more than 20% of our outstanding Common Stock upon conversion of the Convertible Notes.

The NASDAQ 20% Rule requires that an issuer obtain stockholder approval prior to certain issuances of Common Stock or securities convertible into or exchangeable for Common Stock at a price less than the greater of market price or book value of such securities (on an as exercised basis) if such issuance equals 20% or more of the Common Stock or voting power of the issuer outstanding before the transaction in relation to the Private Placement.

Without the Exchange Cap, the aggregate number of shares of Common Stock issuable upon the conversion of the Convertible Notes could exceed 20% of our outstanding Common Stock on the date we issued the Convertible Notes and could potentially be issued at a price less than the greater of the book value or market of the shares on the applicable date. Therefore, the Exchange Cap was added to the provisions of the Convertible Notes, which restrict the Convertible Notes from being convertible into shares of Common Stock in excess of 19.9% of our outstanding Common Stock on the date we issued the Convertible Notes.

To meet the requirements of the NASDAQ 20% Rule, we need stockholder approval under the Nasdaq Listing Rules to remove the Exchange Cap provisions under the Convertible Notes to permit the potential issuance of more than 20% of our outstanding Common Stock upon conversion of the Convertible Notes.

What is the Effect on Current Stockholders if the CN Nasdaq 20% Cap Removal Proposal is Approved?

If our stockholders approve this proposal, we will be able to eliminate the NASDAQ 20% Rule and Exchange Cap in the Convertible Notes and therefore potentially issue shares of Common Stock issuable upon the conversion of the Convertible Notes in excess of 20% of our issued and outstanding shares of Common Stock as of the date we issued the Convertible Notes pursuant to the terms of the SPA.

Effect of Elimination of Exchange Cap

If stockholders approve the CN Nasdaq 20% Cap Removal Proposal, current stockholders may experience significant dilution of their current equity ownership in the Company. The Convertible Notes may be converted into shares of Common Stock at the election of the holder of the Convertible Notes.

For conversions at the election of the holder, at the current conversion rate of $4.05 for such conversions, the $20 million in principal amount of Convertible Notes would be convertible into 4,938,272 shares of Common Stock, representing approximately 13% dilution to current stockholders based on 32,390,419 shares of common stock issued and outstanding on March 27, 2022. For conversions in relation to the amortization payments on the Convertible Notes, the conversion price is determined as a discount to the then current market price, as described above, subject to a conversion floor price of $0.54. If all amortization payments are made at the conversion floor price of $0.54 per share, then the Company could potentially issue up to a maximum of approximately 37,037,037 shares of Common Stock representing 53% dilution to current stockholders based on 32,390,419 shares of common stock issued and outstanding on March 27, 2022. If the calculated discount to the current market price of the Company’s Common Stock on the actual date of such amortization payments is above $0.54, the Company will issue fewer shares than this maximum amount for settlement of such amortization payments.

What is the Effect on Current Stockholders if the CN Nasdaq 20% Cap Removal Proposal is not Approved?

Repayment of the Convertible Notes in Cash

If the CN Nasdaq 20% Cap Removal Proposal is not approved, to the extent that conversion of the Convertible Notes by the holders or by the Company pursuant to their terms would result in the issuance of more than 20% of the issued and outstanding shares of Common Stock at the time the Company issued the Convertible Notes, the Company would be unable to convert the Convertible Notes into shares and would be forced to pay cash to meet its obligations under the terms of the Convertible Notes.

Under the terms of the Convertible Notes, on the installment dates from and including January 1, 2022 through and including March 1, 2022, the Company will pay an installment amount, or the Installment Amount, equal to the lesser 100% of $1,100,000 in principal amount or 110% of the principal amount then outstanding under the Convertible Notes. With respect to installment dates from, and including April 1, 2022 through to, but not including, the Maturity Date, the Company will pay an Installment Amount equal to the lesser 110% of $1,100,000 in principal amount in principal amount or 110% of the principal amount then outstanding under the Convertible Notes. On the Maturity Date, the Company will pay 110% of the principal amount then outstanding under the Convertible Notes. Thus, the Company would have to make payments total in aggregate $22.0 million. If the current proposal is not approved by the stockholders and the Company cannot settle the Convertible Notes in shares, the Company will be forced to pay the installment amounts in cash. Currently, under the restrictions of the Exchange Cap, the Company may issue only 5,413,389 shares in settlement of installment conversions. Failure of the stockholders to approve the CN Nasdaq 20% Cap Proposal will drastically limit the ability of Company’s management to elect to make future installment payments in shares of Common Stock, which would result in utilizing the Company’s available cash to make installment payments under the Convertible Notes instead of funding its business operations and could negatively impact the Company’s financial condition and results of operations.

Potential Future Dilution

If the Company cannot issue shares of Common Stock in direct settlement of installment amounts under the Convertible Notes because of the Exchange Cap, and the Company does not otherwise have sufficient available cash to meet such obligations, the Company may seek to raise additional capital through the issuance of shares of Common Stock or preferred stock, which issuances may be at prices more dilutive to stockholders than the terms permitting conversion of installment amounts into shares under the Convertible Notes. To the extent that the Company engages in such transactions to raise additional capital, the current stockholders could be substantially diluted.

Potential Event of Default

If this proposal is not approved, and if the Company does not have sufficient funds to make cash payments for the installment amounts and cannot raise such funds prior to an installment date, then the Company may default under the Convertible Notes. Occurrence of an event of default by the Company could have significant negative consequences for the Company and its stockholders. An event of default could harm the Company’s financial condition, force the Company to reduce or cease operations or could result in the Company declaring bankruptcy and the holders of the Convertible Notes seizing some or all of the assets of the Company and its subsidiaries which currently secure the Convertible Notes.

Obligation to Continue to Seek Approval

If our stockholders do not approve this proposal, we will be required to seek stockholder approval of this proposal every three months until we receive stockholder approval of this proposal or the Convertible Notes expire or are all converted pursuant to their terms. We are not seeking the approval of our stockholders to authorize our issuance of the Convertible Notes, as we have already issued the Convertible Notes, which are binding obligations on us. The failure of our stockholders to approve the proposal will not negate the existing terms of the documents relating to the Convertible Notes. The Convertible Notes will remain outstanding and the terms of the Convertible Notes will remain binding obligations of the Company.

Where can I find more information regarding the Convertible Notes?

The above descriptions set forth the material terms of the Convertible Notes. A more detailed description of the Convertible Notes, the Securities Purchase Agreement and related transaction documents can be read in the Company’s Current Report on Form 8-K as filed with the SEC on October 5, 2021.

The Securities Purchase Agreement and the Form of Convertible Notes are attached as exhibits to the Company’s Current Report on Form 8-K as filed with the SEC on October 5, 2021.

Required Vote of Stockholders

Approval of the this proposal requires the affirmative vote of a majority of votes cast by holders of voting stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. The proposal is a “non-routine” matter, which brokers and nominees cannot vote on behalf of their clients if clients do not furnish voting instructions. Abstentions and broker non-votes, which are not considered “votes cast,” will have no effect on the outcome of the CN Nasdaq 20% Cap Removal Proposal.

OUR BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF
THE CN NASDAQ 20% CAP REMOVAL PROPOSAL.

PROPOSAL FOUR — APPROVAL OF 365 NASDAQ 20% CAP REMOVAL PROPOSAL

General

On September 13, 2021, the Company entered into the 365 SPA with the 365 Sellers pursuant to which the Company agreed to purchase all of the issued and outstanding securities of 365 Cannabis from the 365 Sellers on the terms and conditions set forth therein. On October 1, 2021, the Company closed on the 365 SPA with the 365 Sellers (the “Closing”).

Purchase Price

The consideration amount under the Agreement was $17 million (the “Purchase Price”). The Purchase Price was payable as (a) at least $4 million of cash (the “Cash Consideration”) and (b) a number of fully paid and nonassessable shares of the Company’s Common Stock, that is equal to the Purchase Price less the Cash Consideration divided by $3.36, with the Cash Consideration being subject to upward adjustment by the Company in its sole discretion at Closing. At the Closing, the Company elected to pay $4.5 million in Cash Consideration, and the parties agreed to approximately $500,000 of Cash Consideration being moved to 12 months after the Closing. Therefore, the Company issued 3,571,429 shares of Common Stock (the “Stock Consideration”), representing an aggregate value of approximately $12 million. 357,143 shares of the Stock Consideration is being held in escrow for a period of, and will be released from escrow after a period of, 12 months, subject to certain indemnity claims under the Agreement. The shares of Common Stock are also subject to a lock-up agreement between the Company and the Sellers and will be released from lock-up as follows: (a) 50% of the Stock Consideration six months from the date of the Closing, (b) 25% of the Stock Consideration nine months from the date of Closing and (c) the remaining 25% of the Stock Consideration one year from the date of the Closing.

Earn-Out Payment

In addition to the purchase price of $17 million, the Company and the 365 Sellers have agreed to a potential earn-out payment (the “365 Earn-out Payment”), during the earn-out period of 12 months following the Closing equal to (a) 3.0 multiplied by the recurring revenue generated during the earn-out period from (i) sales of products of 365 Cannabis (less any excluded revenue) and (ii) sales of the products of Akerna’s other wholly-owned subsidiary, Viridian, to any customers other than the customers listed on exhibit A to the 365 SPA, each as determined by Akerna minus (b) the Purchase Price. In no event will the aggregate earn-out payment exceed $8,000,000.

The 365 Earn-out Payment is payable in cash or shares of Common Stock (the “365 Earn-out Shares”), in the sole discretion of Akerna; provided however, that Akerna will not issue shares of Common Stock to the extent that such issuance would violate the rules of Nasdaq without approval of the stockholders of Akerna, unless such approval has been obtained. The 365 Earn-out Payment is subject to early payment if certain key employees are terminated without cause prior to the end of the earn-out period, subject to monthly cumulative recurring revenue targets being met at the time of termination.

If any 365 Earn-out Payment is due and payable pursuant to the 365 SPA, then (i) to the extent that Company elects to pay such 365 Earn-out Payment in cash, the Company shall pay to each 365 Seller such seller’s pro rata share of such cash payment, and (ii) to the extent that the Company elects to pay such 365 Earn-out Payment in 365 Earn-out Shares, the Company shall issue to each 365 Seller such seller’s pro rata share of a number of 365 Earn-out Shares, valued at the “Earnout Buyer Price”, which equals to the volume weighted average closing trading price of the Common Stock on Nasdaq for the twenty (20) days prior to the end of the earn-out period, which amount, following such issuance, shall be appropriately adjusted to proportionately reflect any split, combination, stock dividend or other stock distribution of the Common Stock.

Why does the Company need Stockholder Approval?

Our Common Stock is listed on Nasdaq and, as such, we are subject to the Nasdaq Listing Rules. Nasdaq Listing Rule 5635(a), which requires stockholder approval for the issuance of the Common Stock in connection with the acquisition of the stock or assets of another company prior to issuances of Common Stock or securities convertible into or exchangeable for Common Stock that would result in the number of shares of Common Stock to be issued will be equal to or in excess of 20% of the number of shares of Common Stock outstanding before the issuance of the stock or securities.

The aggregate number of shares of Common Stock issuable pursuant to the 365 SPA, including the Stock Consideration and after the 365 Earn-out Payment if paid in 365 Earn-out Shares, could exceed 20% of our outstanding Common Stock before the entry into the 365 SPA and issuance of the Stock Consideration. Therefore, the Nasdaq Listing Rule limitation was added to the provisions of the 365 SPA, which subject the issuance of the 365 Earn-out Shares to the Nasdaq Listing Rules and shareholder approval.

To meet the requirements of Nasdaq Listing Rule 5635(a), we need stockholder approval under the Nasdaq Listing Rules to remove the Nasdaq limitation under the 365 SPA to permit the potential issuance of more than 20% of our outstanding Common Stock to satisfy the 365 Earn-out Payment.

What is the Effect on Current Stockholders if the 365 Nasdaq 20% Cap Removal Proposal is Approved?

If our stockholders approve this proposal, we will be able to potentially issue shares of Common Stock to satisfy the 365 Earn-out Payment obligations pursuant to the 365 SPA. To date we have issued 3,571,429 shares of Common Stock under the 365 SPA which represents 13.34% of the 26,780,066 issued and outstanding shares of Common Stock on September 13, 2021. This means that we could issue up to 1,781,906 additional shares of Common Stock under the 365 Earn-out Payment without stockholder approval. Removal of the 20% cap by the approval of this proposal would permit us to issue share of Common Stock in settlement of the Earn-out beyond this amount.

However, the current stockholders may experience significant dilution of their current equity ownership in the Company if we settle the 365 Earn-out in shares of Common Stock. The Company may pay the 365 Sellers the 365 Earn-out Payment in cash, 365 Earn-out Shares, or a combination of both. The 365 Earn-out Payment will be valued per share, at the Earnout Buyer Price, which equals to the volume weighted average closing trading price of the Common Stock on Nasdaq for the twenty (20) days prior to the end of the earn-out period, which amount, following such issuance, shall be appropriately adjusted to proportionately reflect any split, combination, stock dividend or other stock distribution of the Common Stock.

Based on the current volume weighted average closing trading price of the Common Stock on the Nasdaq for the twenty (20) days immediately prior to March 31, 2022, of $1.23 the Company could potentially issue up to approximately 6,504,065 shares of Common Stock, assuming settlement of the maximum 365 Earn-out Payment of $8 million and settlement entirely in shares of Common Stock, which would represent 16.7% dilution to the current stockholders based on 32,390,419 shares of common stock issued and outstanding on March 27, 2022. As there is no floor price pursuant to which the Company could elect to settle the 365 Earn-out in shares of Common Stock, the Company could issue up to 42,609,581 shares of common stock, being the difference between our current issued and outstanding of 32,390,419 shares of Common Stock and our authorized Common Stock limit in our Certificate of Incorporation, currently 75 million shares of Common Stock, representing an issue price of approximately $0.18 per share and dilution of approximately 57% to current stockholder. The Company could issue up to 117,609,581 shares of Common Stock if the Authorized Share Increase is approved by stockholders at this Annual Meeting, representing an issue price of approximately $0.06 per share and dilution of approximately 78%.

What is the Effect on Current Stockholders if the 365 Nasdaq 20% Cap Removal Proposal is not Approved?

If the 365 Nasdaq 20% Cap Removal Proposal is not approved, the Company would be unable to satisfy its obligations pursuant to the 365 SPA by issuing shares of the Common Stock and would be forced to pay cash to meet its obligations. As described above, we could issue up to 1,781,906 shares of Common Stock in settlement of the 365 Earn-out Payment without stockholder approval. The amount of the 365 Earn-out Payment this number of shares would settle depends on the volume weighted average closing trading price of the Common Stock on the Nasdaq for the twenty (20) days immediately prior to settlement. Based on the current volume weighted average closing trading price of the Common Stock on the Nasdaq for the twenty (20) days immediately prior to March 31, 2022, of $1.23 the Company could settle approximately $2.2 million of the 365 Earn-out Payment in shares of Common Stock, leaving approximately $5.8 million to be paid in cash.

Under the terms of the 365 SPA, the Company may make the 365 Earn-out Payment of up to $8 million to the 365 Sellers in cash. Failure of the stockholders to approve the 365 Nasdaq 20% Cap Removal Proposal will drastically limit the ability of Company’s management to elect to make the 365 Earn-out Payment in shares of Common Stock, which would result in utilizing the Company’s available cash to make the 365 Earn-out Payment instead of funding its business operations and could negatively impact the Company’s financial condition and results of operations.

Where can I find more information regarding the 365 SPA and 365 Earn-out Payment?

The above descriptions set forth the material terms of the 365 SPA. A more detailed description of the 365 SPA, the 365 Earn-out Payment and related transaction documents can be read in the Company’s Current Report on Form 8-K as filed with the SEC on September 21, 2021.

The 365 SPA is attached as an exhibit to the Company’s Current Report on Form 8-K as filed with the SEC on September 21, 2021.

Required Vote of Stockholders

Approval of this proposal requires the affirmative vote of a majority of votes cast by holders of voting stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. The proposal is a “non-routine” matter, which brokers and nominees cannot vote on behalf of their clients if clients do not furnish voting instructions. Abstentions and broker non-votes, which are not considered “votes cast,” will have no effect on the outcome of the 365 Nasdaq 20% Cap Removal Proposal.

OUR BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF
THE 365 NASDAQ 20% CAP REMOVAL PROPOSAL.

PROPOSAL FIVE — APPROVAL OF AUTHORIZED SHARE INCREASE

Introduction

The Board has unanimously approved, subject to stockholder approval, an amendment to our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to increase the number of authorized shares of our Common Stock from 75,000,000 shares, par value $0.0001, to 150,000,000 shares, par value $0.0001 (such amendment as shown in Appendix B). The remaining provisions of our Certificate of Incorporation would remain unchanged. The Board has determined that this amendment is in the best interest of the Company and its stockholders and recommends that the stockholders approve this amendment.

Why did the Board approve the Authorized Share Increase?

We believe that the Authorized Share Increase, if approved, will provide us with the flexibility to settle our obligations under the Convertible Notes and the 365 SPA through the issuance of shares of our Common Stock, meet our obligations under our outstanding warrants and provide room to issue awards under our 2019 Long Term Incentive Plan to help retain our officers and employees and to issue shares of Common Stock in future equity financings to meet our ongoing capital requirements.

How many shares of Common Stock are currently outstanding or subject to issuance?

As of March 27, 2022, we had 75,000,000 shares of Common Stock authorized for issuance under our Certificate of Incorporation of which only 42,609,581 shares of Common Stock were unissued. We have the following obligations and potential obligations to issue shares of Common Stock in the future, which total a potential aggregate ranging from 12,204,668 shares of Common Stock (assuming conversion of the Convertible Notes at $4.05 and assuming no issuance of shares of Common Stock for the 365 Earn-out Payment) to 50,807,498 shares of Common Stock (assuming conversion of the Convertible Notes at the floor price of $0.54 and settlement of the entire 365 Earn-out Payment for share of Common Stock as described below):

●	Up to approximately 4,938,272 shares of Common Stock upon conversion of the Convertible Notes at the current conversion price of $4.05 for Convertible Notes or approximately 37,037,037 shares of Common Stock if the Convertible Notes convert at floor price of $0.54 per share.

●	Up to 6,504,065 shares of Common Stock, based on the current volume weighted average closing trading price of the Common Stock on the Nasdaq for the twenty (20) days immediately prior to March 31, 2022, of $1.23 and assuming settlement of the maximum 365 Earn-out Payment of $8 million and settlement entirely in shares of Common Stock.

●	Up to 5,813,804 shares of Common Stock upon exercise of outstanding warrants at a weighted average exercise price $11.50 per share.

●	Up to 683,767 shares of Common Stock upon vesting of outstanding restricted stock units.

●	Up to 309,286 shares of Common Stock upon conversion of exchangeable shares.

●	Up to 459,539 shares of Common Stock reserved for issuance under our equity incentive plan (3,394,501 if the Incentive Plan Amendment is approved by stockholders at the Annual Meeting).

If the Authorized Share Increase is approved, it will increase the number of shares of Common Stock available for issuance to settle our obligations under the Convertible Notes and the 365 SPA. Absent the availability of shares of Common Stock, the Company may be forced to settle its obligations under the Convertible Notes and the 365 SPA by payment of cash, if available. Further, the Company may be forced to redeem the Convertible Notes for cash. If the Company does not have sufficient cash to settle its obligations under the Convertible Notes or the 365 SPA, the Company may be unable to continue operations if it cannot otherwise negotiate the settlement of such obligations.

For this reason, the Board determined that the Authorized Share Increase would give the Company greater flexibility in settling these securities by increasing the number of shares of Common Stock available for issuance.

What is the purpose of the Authorized Share Increase?

The Board recommends the Authorized Share Increase for the following reasons:

●	To provide flexibility for the Company to settle its obligations under the Convertible Notes and 365 SPA through the issuance of shares of Common Stock;

●	To permit the Company to make future issuances or exchanges of Common Stock for capital raising purposes or to restructure outstanding securities of the Company; and

●	To permit the Company to make future issuances of options, warrants and other convertible securities.

What could happen if the stockholders do not approve the Authorized Share Increase?

●	In the event the Authorized Share Increase is not approved, there may not be sufficient shares of Common Stock to settle conversions of the Convertible Notes and the payment of the 365 Earn-out Payment depending on the price of our Common Stock pursuant to which the Convertible Notes actually convert and the price of our Common Stock at the time if and when the 365 Earn-out Payment becomes due and payable. If we are unable to issue shares of Common Stock upon conversion of the Convertible Notes or payment of the 365 Earn-out Payment, the Company will be required to settle such obligations, in whole or in part, in cash amounts as calculated pursuant to the terms of those securities. The Board considered the considerable dilution in settling these securities in shares of Common Stock would have on current stockholders, but given the Company’s current cash position, the Board has determined that not having the flexibility to settle the obligations of the Convertible Notes or the 365 Earn-out Payment in shares of Common Stock and perhaps having to settle those obligations, in whole or in part, in cash would potentially materially, negatively impact the Company’s business plans and not be in the best interests of the Company’s stockholders despite the dilutive effect of settling such securities in shares of Common Stock. To the extent our cash and cash equivalents are insufficient to enable us to make cash payments with respect to the Convertible Notes or 365 Earn-out Payment and the number of shares of Common Stock required to settle those obligations is beyond our authorized capital, if we are unable to negotiate a settlement or restructuring with the holders of such notes or the persons entitled to the earn-out payment, we may be subject to a lawsuit, foreclosure on the Convertible Notes and may be required to seek protection under the federal bankruptcy laws.

●	If we do not increase our authorized shares of Common Stock, we may be unable to conduct further offerings of our equity securities to raise additional capital to implement our business plan or to further our corporate objectives.

What dilutive effect will the Authorized Share Increase have?

If the stockholders approve the Authorized Share Increase, the Board may cause the issuance of additional shares of Common Stock without further vote of the stockholders of the Company, except as provided under Delaware corporate law or under the rules of any national securities exchange or automated quotation system on which shares of Common Stock of the Company are then quoted, listed or traded. The relative voting and other rights of holders of the Common Stock will not be altered by the authorization of additional shares of Common Stock. Each share of Common Stock will continue to entitle its owner to one vote. When issued, the additional shares of Common Stock authorized by the amendment will have the same rights and privileges as the shares of Common Stock currently authorized and outstanding. Issuance of significant numbers of additional shares of the Company’s Common Stock in the future (i) will dilute current stockholders’ percentage ownership, (ii) if such shares are issued at prices below what current stockholders’ paid for their shares, will dilute the value of current stockholders’ shares and (iii) by reducing the percentage of equity of the Company owned by present stockholders, would reduce such present stockholders’ ability to influence the election of directors or any other action taken by the holders of Common Stock and (iv) issuance of a material number of shares of Common Stock could create downward pressure on the per share price of the Common Stock, thereby further diminishing the value of stockholders’ shares of Common Stock.

If the Authorized Share Increase is approved, our stockholders will experience significant dilution as a result of shares of Common Stock issued pursuant to our outstanding Convertible Notes and the 365 Earn-out Payment, as described above. Further, we anticipate that we will need to raise additional capital and may elect to do so through the issuance of equity or convertible debt securities. The Authorized Share Increase will increase the total number of authorized shares of Common Stock. As a result, we would have a larger number of authorized but unissued shares from which to issue additional shares of Common Stock, or securities convertible or exercisable into shares of Common Stock, in equity or convertible debt financing transactions.

If the stockholders approve the Authorized Share Increase, does the Company have plans for future issuances of shares of Common Stock?

In addition to the issuance of shares of Common Stock upon settlement of the Convertible Notes and the 365 Earn-out Payment as described above and for settlement of current securities of the Company, as discussed above, given the Company’s current available capital, its cash and cash equivalents, its history of operating at a loss and its need for additional capital to implement its plan of operations, the Company currently anticipates that it will be required to commence an offering of its equity or convertible debt securities in the near future.

As of the date of this Proxy Statement, the Company has filed a shelf registration statement on Form S-3 to permit it to undertake a public offering of securities up to $100 million in aggregate market value and has filed a prospectus supplement for a $25 million at-the-market facility (“ATM Facility”). The Company has not entered into any formal agreements with respect to the securities it might offer for the remaining $75 million under the Form S-3 or the terms and conditions of such offerings, if any. The Company anticipates that if the Authorized Share Increase is approved it will utilize the ATM Facility in the months after the Annual Meeting to raise additional capital to meet its covenants under the Convertible Notes and meet operational cash flow requirements. The amount to be raised and number of shares of Common Stock to be issued is not known at this time and will depend on the trading price and volume of its shares of Common Stock on the Nasdaq. It also anticipates that it may offer units, shares of Common Stock, shares of preferred stock, Common Stock purchase warrants or other derivative securities of the Company in future equity offerings depending on the capital needs of the Company and the market for the Common Stock. Such securities would be offered at a price negotiated at arm’s length under the current market conditions at the time of pricing. However, the likely terms of the securities to be offered and timing for the offering remain indefinite at this time.

In addition, such offering will be made to third party investors, likely pursuant to a best efforts placement agency agreement with a FINRA-registered broker dealer. As of the date of this Proxy Statement, the size, pricing and other terms of the any potential offering have not been determined, including the amount to be raised off of the ATM Facility, and there can be no guarantee that we will be able to complete any offering. While the Company has filed a registration statement on Form S-3 with the SEC in anticipation of a potential future offering, the likely terms of the securities to be offered and timing for the offering remain indefinite at this time.

The potential future offerings may be highly dilutive to current stockholders.

Our current strategy involves significant efforts to expand our customer base. To potentially become profitable, we will need to significantly increase our revenues. We do not expect that sales will increase sufficiently to cover our total costs of operations in 2022. We believe additional funding will be required in the next few months. It is likely that such funding would require authorized shares beyond what is currently authorized without affecting the Authorized Share Increase. Approval of the Authorized Share Increase will provide us with the necessary flexibility to raise capital and restructure our capital using equity, if and when the opportunities arise.

If the Authorized Share Increase is approved and we engage in one or more transactions involving the issuance of our equity securities, current stockholders of the Company may be substantially diluted as a result of such future issuances.

This Proxy Statement shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Would the Authorized Share Increase have any Anti-Takeover Effects?

Although the Authorized Shares Increase is not motivated by anti-takeover concerns and is not considered by our Board to be an anti-takeover measure, the availability of additional authorized shares of Common Stock could enable the Board to issue shares defensively in response to a takeover attempt or to make an attempt to gain control of the Company more difficult or time-consuming. For example, shares of Common Stock could be issued to purchasers who might side with management in opposing a takeover bid that the Board determines is not in the best interests of our stockholders, thus diluting the ownership and voting rights of the person seeking to obtain control of the Company. In certain circumstances, the issuance of Common Stock without further action by the stockholders may have the effect of delaying or preventing a change in control of the Company, may discourage bids for our Common Stock at a premium over the prevailing market price and may adversely affect the market price of our Common Stock. As a result, increasing the authorized number of shares of our Common Stock could render more difficult and less likely a hostile takeover of the Company by a third-party, or a tender offer or proxy contest, assumption of control by a holder of a large block of our stock, and the possible removal of our incumbent management. We are not aware of any proposed attempt to take over the Company or of any present attempt to acquire a large block of our Common Stock.

Does the Board recommend approval of the Authorized Share Increase?

Yes. After considering the entirety of the circumstances, the Board has unanimously concluded that the Authorized Share Increase is in the best interests of the Company and its stockholders and the Board unanimously recommends that the Company’s stockholders vote in favor of the Authorized Share Increase.

What amendment is being made to the Certificate of Incorporation?

The FOURTH paragraph of the Certificate of Incorporation which currently reads as follows:

“FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 155,000,000 shares, of which 150,000,000 shall be common stock of the par value of $0.0001 per share (“Common Stock”) and 5,000,000 shares shall be preferred stock of the par value of $0.0001 per share (“Preferred Stock”).”

The Certificate of Amendment to the Certificate of Incorporation is attached hereto as Appendix B.

When will the amendment be made?

If our shareholders approve the Authorized Share Increase at the Annual Meeting, we will file the amendment to our Certificate of Incorporation with the office of the Secretary of State of Delaware to implement the increase in the authorized number of shares of Common Stock as soon as practicable following the Annual Meeting. Upon approval and following such filing with the Secretary of State of Delaware, the amendment will become effective on the date it is filed.

Required Vote of Stockholders

The affirmative vote of the holders of a majority of the outstanding voting stock is required to amend our Certificate of Incorporation to effect the Authorized Share Increase. Failures to vote, abstentions and broker “non-votes”, if any, will be the equivalent of a vote AGAINST this proposal.

IF OUR STOCKHOLDERS DO NOT APPROVE THE AUTHORIZED SHARE INCREASE, THE BOARD BELIEVES THAT THE LONG-TERM FINANCIAL VIABILITY OF THE COMPANY COULD BE THREATENED DUE TO (I) OUR INABILITY TO SETTLE OUR OBLIGATIONS UNDER THE CONVERTIBLE NOTES AND THE 365 SPA AND (II) THE COMPANY’S INABILITY TO CONSUMMATE FUTURE EQUITY OFFERINGS TO MEET ITS ONGOING EXPENSES. SOME OF THESE CONSEQUENCES MAY BE MITIGATED IF THE AUTHORIZED SHARE INCREASE IS APPROVED AND IMPLEMENTED.

THE BOARD RECOMMENDS A VOTE “FOR” THE AMENDMENT OF THE CERTIFICATE OF
INCORPORATION TO EFFECT THE AUTHORIZED SHARE INCREASE.

PROPOSAL SIX – INCENTIVE PLAN AMENDMENT

The Board has unanimously adopted a resolution authorizing, approving, declaring advisable and recommending to the stockholders for their approval an amendment to the Incentive Plan. The Incentive Plan is currently comprised of 1,565,308 shares of Common Stock to be reserved for issuance, in the form of incentive stock options, non-qualified stock options, restricted stock, restricted stock units, performance awards and other customary equity incentives. The proposed amendment would increase the number of shares of Common Stock reserved for issuance under the Incentive Plan 2,934,962 shares, resulting in an aggregate of 4,500,000 shares of Common Stock reserved for issuance under the Incentive Plan. The Incentive Plan, as amended, is attached as Appendix C.

Reason for the Amendment

The significant number of acquisition transactions undertaken by the Company in the past two years have rapidly expanded the number of officers and employees of the Company in the past 21 months since the stockholders last approved an increase in July of 2020. The Board and the Company need additional shares of Common Stock available under the Incentive Plan to attract and retain essential personnel and to ensure the competitive nature of the Company in its industry. Currently, there are only 459,539 shares available under the Incentive Plan for issuance, the Company having issued 422,002 shares under previously granted awards under the Incentive Plan and there are 683,767 shares underlying currently outstanding awards under the Incentive Plan. The proposed increase of 2,934,962 shares will leave the Company with a total of 3,394,501 shares available for issuance under the Incentive Plan. This amount represents approximately 9.9% of the Company’s issued and outstanding shares of Common Stock on March 31, 2022. The Company and the Board believe that this amount is appropriate for the purposes of the Incentive Plan, given the Company’s current size, number of employees, the recent trading price for the shares of Common Stock and the prospective needs of the Company under the Incentive Plan in the next 3-4 years.

2019 Long Term Incentive Plan Summary

The purpose of the Incentive Plan is to enable the Company to offer its employees, officers, directors and consultants whose past, present and/or potential future contributions to the Company have been, are, or will be important to its success, an opportunity to acquire a proprietary interest in the Company. The various types of incentive awards that may be provided under the Incentive Plan are intended to enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business.

Plan Administration

The Incentive Plan is administered by the compensation committee of the Board (the “Compensation Committee”) or by the full Board, which may determine, among other things, (1) the persons who are to receive awards, (2) the type or types of awards to be granted to such persons, (3) the number of shares of common stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with the awards, (4) the terms and conditions of any awards, (5) whether, to what extent, and under what circumstances awards may be settled or exercised in cash, shares of common stock, other securities, other awards or other property, or cancelled, forfeited, or suspended and the method or methods by which awards may be settled, exercised, cancelled, forfeited, or suspended, (6) whether, to what extent, and under what circumstances the delivery of cash, shares of common stock, other securities, other awards or other property and other amounts payable with respect to an award, and (7) make any other determination and take any other action that the Compensation Committee deems necessary or desirable for the administration of the Incentive Plan.

Stock Options

Stock options granted under the Incentive Plan may be of two types: (i) Incentive Stock Options (as defined in the Incentive Plan) and (ii) Non-qualified Stock Options (as defined in the Incentive Plan). Any stock option granted under the Incentive Plan shall contain such terms, as the Compensation Committee may from time to time approve.

The term of each stock option shall be fixed by the Compensation Committee; provided, however, that no stock option may be exercisable after the expiration of ten years from the date of grant; provided, further, that no Incentive Stock Option granted to a person who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of voting stock of the Company (“10% Shareholder”) may be exercisable after the expiration of five years from the date of grant.

The exercise price per share purchasable under a stock option shall be determined by the Compensation Committee at the time of grant; provided, however, that the exercise price of a stock option may not be less than 100% of the fair market value on the date of grant; provided, further, that the exercise price of an Incentive Stock Option granted to a 10% Shareholder may not be less than 110% of the fair market value on the date of grant.

Stock Appreciation Rights

The Compensation Committee may grant Stock Appreciation Rights in tandem with a stock option or alone and unrelated to a stock option. The Compensation Committee may grant stock appreciation rights to participants who have been or are being granted stock options under the Incentive Plan as a means of allowing such participants to exercise their stock options without the need to pay the exercise price in cash. In the case of a Non-qualified Stock Option, a stock appreciation right may be granted either at or after the time of the grant of such Non-qualified Stock Option. In the case of an Incentive Stock Option, a stock appreciation right may be granted only at the time of the grant of such Incentive Stock Option. Stock appreciation rights shall be exercisable as shall be determined by the Compensation Committee. All or a portion of a stock appreciation right granted in tandem with a stock option shall terminate and shall no longer be exercisable upon the termination or after the exercise of the applicable portion of the related stock option.

Restricted Stock and Restricted Stock Units

Shares of restricted stock may be awarded either alone or in addition to other awards granted under the Incentive Plan. The Compensation Committee shall determine the eligible persons to whom, and the time or times at which, grants of restricted stock will be awarded, the number of shares to be awarded, the price (if any) to be paid by the holder, any restriction period, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the awards. In addition, the Compensation Committee may award restricted stock units, which may be subject to vesting and forfeiture conditions during the applicable restriction period, as set forth in an agreement.

Restricted stock constitutes issued and outstanding shares of common stock for all corporate purposes. The holder will have the right to vote such restricted stock and to exercise all other rights, powers and privileges of a holder of common stock with respect to such restricted stock, subject to certain limited exceptions. Upon the expiration of the restriction period with respect to each award of restricted stock and the satisfaction of any other applicable restrictions, terms and conditions, all or part of such restricted stock shall become vested in accordance with the terms of the agreement. Any restricted stock that do not vest shall be forfeited to the Company and the holder shall not thereafter have any rights with respect to such restricted stock.

The Compensation Committee may provide that settlement of restricted stock units will occur upon or as soon as reasonably practicable after the restricted stock units vest or will instead be deferred, on a mandatory basis or at the holder’s election, in a manner intended to comply with tax laws. A Holder will have no rights of a holder of common stock with respect to shares subject to any restricted stock unit unless and until the shares are delivered in settlement of the restricted stock unit. If the Committee provides, a grant of restricted stock units may provide a holder with the right to receive dividend equivalents.

Other Stock-Based Awards

Other Stock-Based Awards may be awarded, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of common stock, as deemed by the Compensation Committee to be consistent with the purposes of the Incentive Plan, including, without limitation, purchase rights, shares of common stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, or other rights convertible into shares of common stock and awards valued by reference to the value of securities of or the performance of specified subsidiaries.

Change of Control Provisions

The Incentive Plan provides that in the event of a change of control event, (1) all of the then outstanding options and stock appreciation rights granted pursuant to the Incentive Plan will immediately vest and become immediately exercisable as of a time prior to the change in control and (2) any performance goal restrictions related to an award will be deemed achieved at 100% of target levels and all other conditions met as of a time prior to the change in control. In the event of the sale of all of the Company’s assets or a change of control event, then the Compensation Committee may (1) accelerate the vesting of any and all Stock Options and other awards granted and outstanding under the Incentive Plan; (2) require a holder of outstanding options to relinquish such award to the Company upon the tender by the Company to holder of cash, stock or other property, or any combination thereof pursuant to the terms of the Incentive Plan and (3) terminate all incomplete performance periods in respect of awards in effect on the date the acquisition occurs, determine the extent to which performance goals have been met based upon such information then available as it deems relevant and cause to be paid to the holder all or the applicable portion of the award based upon the Compensation Committee’s determination of the degree of attainment of performance goals, or on such other basis determined by the Compensation Committee. The Board may at any time, and from time to time, amend alter, suspend or discontinue any of the provisions of the Incentive Plan, but no amendment, alteration, suspension or discontinuance shall be made that would impair the rights of a holder under any agreement theretofore entered into hereunder, without the holder’s consent, except as set forth in this Incentive Plan or the agreement. Notwithstanding anything to the contrary herein, no amendment to the provisions of the Incentive Plan shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy any provision of the Ethics Code or other applicable law or the listing requirements of any national securities exchange on which the Company’s securities are listed.

Incentive Plan Participants

All officers, directors, employees and natural person consultants of the Company, its subsidiaries and its affiliates who are deemed to have rendered or to be able to render significant services to the Company or its subsidiaries and who are deemed to have contributed or to have the potential to contribute to the success of the Company or its subsidiaries may participate in the Incentive Plan. Currently there are approximately the following number of persons in each class eligible to participate in the Incentive Plan:

Non-employee Directors: 3

Executive Officers: 4

Employees: 204

Natural Person Consultants: 1

Outside of Incentive Stock Options, which, assuming the Incentive Plan Amendment is approved, may not be granted to any person who is not an employee of the Company, a Subsidiary or Parent (including any non-employee directors) at the time of grant, all classes can participate equally in the equity awards granted under Incentive Plan. Participation in the Incentive Plan is determined in the sole discretion of the Compensation Committee or the Board.

Benefits under the Incentive Plan

The Compensation Committee has not determined any benefits to be granted under the Incentive Plan pursuant to the Incentive Plan Amendment nor has the Company entered into any agreements pursuant to which options or awards will be granted under the Incentive Plan conditional upon the approval of the Incentive Plan Amendment. Since the benefits and amounts to be awarded under the Incentive Plan are determined at the sole discretion of the Compensation Committee it is not possible to determine either (i) the specific benefits or amounts that will be granted to our chief executive officer, other named executive officers, our executive officers as a group, our non-executive directors as a group, any associate of an executive officer, any employee or our employees as group if the Incentive Plan Amendment is approved; or (ii) the benefits or amounts which would have been received by or allocated to each such person or group for the last completed fiscal year if the Incentive Plan Amendment had been in effect. No person is set to receive 5% or more of the options or other awards under the Incentive Plan if the Incentive Plan Amendment is approved.

Currently, there are restricted stock units and restricted shares outstanding under the Incentive Plan and held by persons in the following categories:

Name	Number of RSUs	Number of Restricted Shares
Jessica Billingsley, Chief Executive Officer	35,000	--
John Fowle, Chief Financial Officer	66,363	--
Ray Thompson, President and COO	47,929	13,358
David McCullough, Chief Technical Officer	34,000	6,679
Matthew Kane, Director	13,944	--
Scott Sozio, Director	84,124	--
Tahira Rehmatullah, Director	13,944	--
Barry Fishman, Director	13,944	--
Executive Officer Group	183,929	20,037
Non-Executive Director Group	41,832	--
Non-Executive Officer Employee Group	458,006	12,357

Market for Shares

The Common Stock is listed for trading on the Nasdaq Capital Market under the symbol “KERN”. On March 27, 2022, the last reported trading price for the common stock as reported on the Nasdaq Capital Market was $1.16.

U.S. Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences with respect to the issuance and exercise of options granted under the Incentive Plan and the grants of awards under the Incentive Plan. This summary does not describe all federal tax consequences, including the consequences of owning and selling the shares, nor does it describe state, local or foreign tax consequences.

Scope of This Disclosure

This summary does not address the U.S. federal income tax consequences of participation in the Incentive Plan by a non-U.S. Participant. For purposes of this summary, a “U.S. Participant” is a participant in one of the Incentive Plan who is either a citizen of the U.S. or a resident alien of the U.S. for purposes of the Internal Revenue Code of 1986, as amended (the “Code”), and the Canada-U.S. Tax Convention. For purposes of this summary, a “non-U.S. Participant” is a participant in the Incentive Plan who is not a U.S. Participant.

Tax Consequences With Respect to Options

The following is a summary of certain anticipated material U.S. federal income tax consequences with respect to options granted pursuant to the Incentive Plan. This summary is based on the Code, Treasury Regulations, published IRS rulings, published administrative positions of the IRS. In general, the following tax consequences will apply to U.S. Participants:

Non-Qualified Stock Options

●	Grant. U.S. Participants will not recognize any taxable income at the time a non-qualified option is granted.

●	Exercise. Upon the exercise of a non-qualified option by payment of the exercise price in cash, a U.S. Participant will recognize ordinary income in the amount by which the fair market value of the Company’s common stock at the time of exercise exceeds the option exercise price. If a U.S. Participant pays the exercise price by tendering shares of common stock then owned by them, they will recognize ordinary income in an amount equal to the fair market value of the number of shares received upon exercise that exceed the number of other shares they tendered. In the event a U.S. Participant acquires shares through a “net exercise” of a non-qualified option, they will recognize ordinary income in amount equal to the fair market value of the shares they receive.

●	Tax Deduction for the Company. The Company may be allowed an income tax deduction in the amount that, and for the taxable year in which, a U.S. Participant recognizes ordinary income, to the extent such amount satisfies the general rules concerning deductibility of compensation as described in the section of the Proxy Statement titled “U.S. Federal Income Tax Consequences—Income Tax Deductions” below.

●	Tax Basis of the Acquired Shares. If a U.S. Participant pays the non-qualified option exercise price in cash, their original tax basis in the shares received upon exercise will equal the sum of (1) the option exercise price plus (2) the amount they are required to recognize as income as a result of the exercise. If a U.S. Participant pays the option exercise price by tendering other of the Company’s shares of common stock then owned by them, they will not recognize gain or loss on the tendered shares, but their original tax basis for an equal number of shares acquired upon exercise of the option will be the same as their adjusted tax basis for the tendered shares. The remaining acquired shares will have an original tax basis equal to (a) the sum of the amount of the exercise price paid in cash, if any, plus (b) any amount that the U.S. Participant is required to recognize as income as a result of the option exercise. If a U.S. Participant acquires shares through a “net exercise” of a non-qualified option, their tax basis in such shares will equal the fair market of the shares at the time they recognize ordinary income as a result of the exercise of the option.

●	Sale of Shares. When a U.S. Participant sells shares acquired upon the exercise of a non-qualified option, the difference between the amount received and the adjusted tax basis of the shares will be gain or loss. If, as usually is the case, the common stock is a capital asset in the U.S. Participant’s hands, the gain or loss will be capital gain or loss.

●	Characterization of Capital Gain or Loss. Any capital gain or loss a U.S. Participant recognizes upon sale of the shares will be taxed as long-term capital gain or loss if the U.S. Participant has held the shares for more than 12 months and as short-term capital gain or loss if they have held the shares for 12 months or less. For purposes of determining whether a U.S. Participant will recognize long-term or short-term capital gain or loss on their subsequent sale of the shares, the holding period will begin at the time they exercise the option. However, if, as usually is the case, the common stock is a capital asset in the U.S. Participant’s hands, the holding period for acquired shares having the same basis as tendered shares will include the period during which they held the tendered shares.

Incentive Stock Options

●	Grant. A U.S. Participant will not recognize any taxable income at the time an incentive stock option is granted.

●	Exercise. Upon the exercise of an incentive stock option, a U.S. Participant will not recognize any income for purposes of the regular income tax. However, a U.S. Participant may be required to recognize income for purposes of the alternative minimum tax (the “AMT”).

For purposes of the AMT, an incentive stock option will be treated as a non-qualified option. Accordingly, a U.S. Participant must recognize ordinary income for purposes of the AMT in the amount by which the fair market value of the common stock at the time of exercise exceeds the option exercise price. As a result, if a U.S. Participant recognizes a substantial amount of AMT income upon exercise of an incentive stock option in relation to their taxable income from wages and other sources in the year in which they exercise the option, they may be subject to the AMT. Furthermore, the fact that a U.S. Participant recognizes AMT income at the time they exercise an incentive stock option may not alter the amount of regular income they must recognize at the time they sell or otherwise dispose of the shares acquired upon exercise of the incentive stock option.

U.S. Participants should consult their own tax advisor regarding the effect of the AMT and the desirability of selling or otherwise disposing of shares acquired upon exercise of an incentive stock option in the same calendar year in which they acquired the shares to avoid having the AMT apply in the year they exercise the option and the regular tax apply in the year they sell the shares. U.S. Participants should also consult their own tax advisor regarding the benefit that may be available from a tax credit for a prior year’s minimum tax liability provided for in Section 53 of the Code.

●	Tax Deduction for the Company. If a U.S. Participant sells or otherwise disposes of shares acquired upon the exercise of an incentive stock option more than two years from the date the option was granted to them and more than one year after they exercised the option, then the Company will not be allowed a deduction for federal income tax purposes in connection with the grant or exercise of the option. However, if a U.S. Participant sells or otherwise disposes of the shares before the holding periods described above are satisfied, then the Company may be allowed a tax deduction at the time and in the amount the U.S. Participant recognizes ordinary income, if and to the extent the amount satisfies the general rules concerning deductibility of compensation as described in the section of the Proxy Statement titled “U.S. Federal Income Tax Consequences—Income Tax Deductions” below. Under current law, such income is not subject to income or payroll tax withholding.

●	Tax Basis of the Acquired Shares. If a U.S. Participant pays the exercise price for an incentive stock option in cash, their original tax basis in the shares received upon exercise will equal the option exercise price. If a U.S. Participant pays the exercise price for an incentive stock option by tendering other shares of the Company’s common stock already owned by them, and they acquired such tendered shares through any means other than by exercising one or more incentive stock options, they will not recognize gain or loss on the tendered shares, but their original tax basis for an equal number of shares acquired upon exercise of the option will be the same as their adjusted tax basis for the tendered shares. The remaining acquired shares will have an original tax basis equal to the amount of the exercise price paid in cash, if any. If a U.S. Participant pays the exercise price solely by tendering other shares of our common stock, then the original tax basis of the remaining acquired shares will be zero.

If a U.S. Participant pays the exercise price for an incentive stock option by tendering shares of the Company’s common stock already owned by them, and they acquired such tendered shares by exercising another incentive stock option, Section 1036 of the Code generally provides that they will recognize no gain or loss with respect to the tendered shares (except possibly for purposes of the AMT as described above), as long as they have held the tendered shares for a period of time ending at least two years after the date the option for the tendered shares was granted and at least one year after they acquired the tendered shares upon exercise of the option.

●	Sale of Shares; Characterization as Capital Gain or Loss or Ordinary Income. If a U.S. Participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option at a time more than two years from the date the option was granted to them and more than one year after they exercised the option, and if, as usually is the case, the common stock is a capital asset in their hands, then they will recognize long-term capital gain or loss in an amount equal to the difference between the sale price of the shares and the exercise price they paid for the shares.

If a U.S. Participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before the holding periods described above are satisfied, then they will recognize ordinary income at the time of the disposition in an amount equal to the lesser of (1) the difference between the exercise price and the fair market value of the shares at the time the option was exercised or (2) the difference between the exercise price and the amount realized upon disposition of the shares, and they will recognize long-term or short-term capital gain or loss (depending on whether they have held the shares for more than 12 months or for 12 months or less) in an amount equal to the difference between the sale price of the shares and the fair market value of the shares on the date they exercised the option.

Tax Consequences With Respect to Awards of Restricted Shares or Restricted Stock Units

There are no tax consequences to a U.S. Participant or the Company by reason of the grant of restricted stock or restricted stock units under the Incentive Plan.  If an award is payable in shares that are subject to a substantial risk of forfeiture, unless a special election is made by the holder of the award under section 83(b) of the Code, the holder must recognize ordinary income equal to the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier).

The holder’s basis for the shares acquired under the Incentive Plan will be the amount of ordinary income recognized either when the shares are received (for restricted stock units) or when the shares are vested (for restricted stock awards, subject to earlier recognition if a section 83(b) election is made).  The Company will generally be entitled at that time to a U.S. income tax deduction for the same amount, subject to the rules of Section 162(m) of the Code.

U.S. Participants Subject to Section 16(b) of the Securities Exchange Act

If a U.S. Participant is an executive officer or director subject to Section 16(b) of the Securities Exchange Act of 1934, any shares received upon exercise of an option may be treated as restricted property for purposes of Section 83 of the Code. In that case, such U.S. Participant may be deemed to have acquired the shares at a date up to six months after the date of exercise, and such U.S. Participant will recognize (and be taxed on) ordinary income as of the later date, rather than as of the date of exercise. However, Section 83(b) of the Code allows a U.S. Participant to elect to recognize ordinary income as of the date of exercise, without regard to Section 16(b) restrictions. The U.S. Participant must make the election in the manner specified in Section 83(b) within 30 days after the shares are paid out. If (1) the shares paid out are treated as restricted property for purposes of Section 83 of the Code because of the application of Section 16(b) of the Securities Exchange Act of 1934 and (2) the U.S. Participant does not make a Section 83(b) election within the required time period, the U.S. Participant will recognize and be taxed on ordinary income in the amount of the fair market value of the shares at the later date, rather than recognizing, and being taxed on, ordinary income in the amount of the fair market value of the shares on the exercise date.

Change in Control

Depending on the terms of a U.S. Participant’s award agreement, upon a change in control of the Company, restrictions on a U.S. Participant’s award may lapse, or a U.S. Participant’s award may mature on an accelerated schedule. If this type of benefit, or other benefits and payments connected with a U.S. Participant’s award that result from a change in control of the Company, are granted to certain individuals (such as the Company’s executive officers), the benefits and payments may be deemed to be “parachute payments” within the meaning of Section 280G of the Code. Section 280G provides that if parachute payments to an individual equal or exceed three times the individual’s “base amount,” the excess of the parachute payments over one times the base amount will be subject to a 20% excise tax payable by the individual. Any amount that is subject to an excise tax is also not deductible by the Company. “Base amount” is the individual’s average annual compensation over the five taxable years preceding the taxable year in which the change in control occurs. Each U.S. Participant should consult his or her own tax advisor own tax advisor regarding potential tax liability upon a change in control of the Company.

Certain Special Rules

The foreign earned income exclusion provisions and the foreign tax credit provisions of the Code may, under certain circumstances, reduce the U.S. federal income tax liability of a U.S. Participant with respect to participation in the Incentive Plan. U.S. Participants should consult their own tax advisor regarding the foreign earned income exclusion provisions and the foreign tax credit provisions of the Code.

Income Tax Deduction

Subject to the usual rules concerning reasonable compensation, including the Company’s obligation to withhold or otherwise collect certain income and payroll taxes, the Company may be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the Incentive Plan. However, Section 162(m) of the Code prohibits publicly held corporations from deducting more than $1,000,000 per year in compensation paid to certain current and former named executive officers (the “covered executives”). Therefore, annual compensation paid to a covered executive in excess of $1,000,000 will generally not be deductible.

Required Vote and Akerna Board’s Recommendation

Approval of the Incentive Plan Amendment requires the affirmative vote of a majority of the votes cast by holders of voting stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions and broker non-votes, which are not considered “votes cast,” will have no effect on the outcome of the Incentive Plan Amendment.

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE INCENTIVE PLAN
AMENDMENT.

PROPOSAL SEVEN - ADJOURNMENT OF THE ANNUAL MEETING TO SOLICIT ADDITIONAL
PROXIES

Adjournment of the Annual Meeting

In the event that the number of shares of Common Stock present in person via attendance at the Annual Meeting or represented by proxy at the Annual Meeting and voting “FOR” the adoption of any of the proposals specified in the Notice of Annual Meeting is insufficient to adopt every or any proposal, we may move to adjourn the Annual Meeting in order to enable the Board to solicit additional proxies in favor of the adoption of such proposal specified in the Notice of Annual Meeting. In that event, we will ask stockholders to vote upon the adjournment proposal and on the other proposals discussed in this proxy statement. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Vote Required and Board Recommendation

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of voting stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions and broker non-votes, which are not considered “votes cast,” will have no effect on the outcome of the Adjournment Proposal. Because this proposal is a routine matter, brokers will have discretionary voting on this matter if they do not receive instructions.

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT
PROPOSAL

OTHER MATTER

The Company knows of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matters properly come before the shareholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Stockholder Proposals

For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2022 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals must be received by the Company at its headquarters at 1550 Larimer Street #246, Denver, Colorado 80202 no later than December 23, 2022.

In addition, our Amended and Restated Bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. Notice of a nomination or proposal must be delivered to us not less than 90 days and not more than 120 days prior to the date we first mailed our proxy materials for the preceding year’s annual meeting of stockholders, or if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than sixty (60) days after the anniversary of the preceding year’s annual meeting, to be timely, notice by the stockholder must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting is first given or made (which for this purpose shall include any and all filings of the Company made on the EDGAR system of the SEC or any similar public database maintained by the SEC), whichever first occurs. Accordingly, for our 2023 annual meeting, notice of a nomination or proposal must be delivered to us no later than January 22, 2023 and no earlier than December 23, 2022. Nominations and proposals also must satisfy other requirements set forth in the Amended and Restated Bylaws. If a stockholder fails to comply with the foregoing notice provision or with certain additional procedural requirements under SEC rules, the Company will have authority to vote shares under proxies we solicit when and if the nomination or proposal is raised at the annual meeting of stockholders and, to the extent permitted by law, on any other business that may properly come before the annual meeting of stockholders and any adjournments or postponements. The Chief Executive Officer may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

Householding Information

Unless we have received contrary instructions, we may send a single copy of this Proxy Statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

●	If the shares are registered in the name of the stockholder, the stockholder should contact us at Akerna Corp., 1550 Larimer Street #246, Denver, Colorado 80202, to inform us of their request; or

●	If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

Where You Can Find More Information

We file annual and quarterly reports and other reports and information with the SEC. These reports and other information can be inspected and copied at, and copies of these materials can be obtained at prescribed rates from, the Public Reference Section of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549-1004. We distribute to our stockholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. In addition, the reports and other information are filed through Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the SEC’s site on the Internet, located at www.sec.gov. We will provide without charge to you, upon written or oral request, a copy of the reports and other information filed with the SEC.

Any requests for copies of information, reports or other filings with the SEC should be directed to Akerna Corp., 1550 Larimer Street #246, Denver, Colorado 80202, Attn: Secretary.

APPENDICES

APPENDIX A	Form of Proxy Card
APPENDIX B	Amendment to Certificate of Incorporation
APPENDIX C	Incentive Plan

By: Order of the Board of Directors,

/s/ Jessica Billingsley
Jessica Billinglsey
Chief Executive Officer

April 22, 2022

Please sign and return the enclosed form of proxy promptly. If you decide to attend the meeting, you may, if you wish, revoke the proxy and vote your shares in person.

APPENDIX A

FORM OF PROXY CARD

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK *** EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

AKERNA CORP.
Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Mountain Time, on May 12, 2022.

INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

 FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED

PROXY	Please mark your votes like this

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH NOMINEE FOR CLASS I DIRECTOR AND “FOR” EACH PROPOSAL AT THE ANNUAL MEETING. THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS OF THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE AND FOR PROPOSALS 2-7.

1.	Election of Class I Directors.	FOR all nominees	FOR ALL EXCEPT*	WITHHOLD

	(1) Matthew Kane	☐	☐	☐

	(2) Tahira Rehmatullah	☐	☐	☐

*Instruction: To withold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above.

2.	Ratification of appointment of Marcum LLP.	FOR	AGAINST	ABSTAIN

		☐	☐	☐

3.	Approval of the CN Nasdaq 20% Cap Removal	FOR	AGAINST	ABSTAIN
	Proposal, as described in the Proxy Statement.	☐	☐	☐

4.	Approval of the 365 Nasdaq 20% Cap Removal	FOR	AGAINST	ABSTAIN
	Proposal, as described in the Proxy Statement.	☐	☐	☐

5.	Approval of the Authorized Share Increase.	FOR	AGAINST	ABSTAIN
		☐	☐	☐

6.	Approval of the Incentive Plan Amendment.	FOR	AGAINST	ABSTAIN
		☐	☐	☐

7.	Approval of the Adjournment Proposal.	FOR	AGAINST	ABSTAIN
		☐	☐	☐

Address Change? Mark box, sign, and indicate changes below: ☐

CONTROL NUMBER
Date ___________________________

Signature(s) in Box
Please sign exactly as your name(s) appears on the Proxy.
If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority.
Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

Important Notice Regarding the Availability of Proxy Materials for the

2022 Annual Meeting of Stockholders

To view the 2022 Proxy Statement and 2022 Annual Report on Form 10-K and for directions on how to attend the
Annual Meeting, please go to:

https://www.cstproxy.com/akerna/2022

 FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED

PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

AKERNA CORP.

Annual Meeting of Stockholders

May 13, 2022 9:00 AM (Mountain Time)

I/We being stockholders of Akerna Corp. (the “Company”), hereby appoint Jessica Billingsley, Chief Executive Officer, to the Company and John Fowle, Chief Financial Officer and Corporate Secretary to the Company OR ___________________ as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the undersigned stockholder in accordance with the following direction (or if no directions have been given, as recommended by the Board of Directors) and all other matters that my properly come before the Annual Meeting of the Company to be held at the principal offices of the Company on May 13, 2022 at 9:00 AM Mountain Time or at any adjournment or postponement thereof.

[Continued and to be signed on reverse side]

APPENDIX B

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

FIRST

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AKERNA CORP.

Akerna Corp. (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST: That at a meeting of the Board of Directors of the Corporation (the “Board”) resolutions were duly adopted authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware amendments (the “Amendment”) to the Corporation’s amended and restated certificate of incorporation (the “Certificate of Incorporation”) to: (i) increase the Corporation’s authorized shares of common stock from 75,000,000 to 150,000,000.

SECOND:

1.	The FOURTH Article of the Corporation’s Certificate of Incorporation is hereby amended to read in its entirety as follows:

“FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 155,000,000, of which 150,000,000 shares shall be common stock of the par value $0.0001 per share (“Common Stock”) and 5,000,000 shares shall be preferred stock of the par value of $0.0001 per share (“Preferred Stock”).

A. Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the DGCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

B. Common Stock. (1) Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

(2) Subject to the prior rights of all classes or series of stock at the time outstanding having prior rights as to dividends or other distributions, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property, or stock as may be declared on the Common Stock by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in all such dividends and other distributions.

(3) Subject to the prior rights of creditors of the Corporation and the holders of all classes or series of stock at the time outstanding having prior rights as to distributions upon liquidation, dissolution or winding up of the Corporation, in the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of shares of Common Stock shall be entitled to receive their ratable and proportionate share of the remaining assets of the Corporation.

(4) No holder of shares of Common Stock shall have cumulative voting rights.

(5) No holder of shares of Common Stock shall be entitled to preemptive or subscription rights pursuant to this Amended and Restated Certificate of Incorporation.

C. Power to Sell and Purchase Shares. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration and for such corporate purposes, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration and for such corporate purposes, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.”

THIRD: That pursuant to a resolution of the Board, a special meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the DGCL at which meeting the necessary number of shares as required by statute were voted in favor of the Amendment.

FOURTH:  That the aforesaid Amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

FIFTH:  The foregoing amendment shall be effective on [●] at 12:01 am EST.

SIXTH: Except as herein amended, the Corporation’s Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by a duly authorized officer on this [●], 2022.

AKERNA CORP.

By:
Name:
Title: Chief Executive Officer

APPENDIX C

Akerna Corp.

2019 Long Term Incentive Plan

Section 1. Purpose; Definitions.

1.1. Purpose. The purpose of the Plan is to enable the Company to offer to employees, officers and directors of and consultants to the Company and its Subsidiaries, Parent and Affiliates whose past, present and/or potential future contributions to the Company and its Subsidiaries have been, are or will be important to the success of the Company, an opportunity to share monetarily in the success of and/or acquire a proprietary interest in the Company. The various types of long-term incentive awards that may be provided under the Plan will enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its businesses.

1.2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means a corporation, limited liability company or other entity that controls, is controlled by, or is under common control with the Company and designated by the Committee from time to time as such.

(b) “Agreement” means the agreement between the Company and the Holder, or such other document as may be determined by the Committee, setting forth the terms and conditions of an award under the Plan.

(c) “Asset Sale” means an acquisition by any one person, or more than one person acting as a group, together with acquisitions during the 12-month period ending on the date of the most recent acquisition by such person or persons, of assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(d) “Board” means the Board of Directors of the Company.

(e) “Change of Control” means a transaction in which any one person, or more than one person acting as a group, acquires the ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total Fair Market Value or combined voting power of the stock of the Company. A Change in Control caused by an increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property is not treated as a Change of Control for purposes of the Plan.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g) “Committee” means the committee of the Board designated to administer the Plan as provided in Section 2.1. If no Committee is so designated, then all references in this Plan to “Committee” shall mean the Board.

(h) “Common Stock” means the Common Stock of the Company, par value $.0001 per share.

(i) “Company” means Akerna Corp., a corporation organized under the laws of the State of Delaware.

(j) “Disability” means physical or mental impairment as determined under procedures established by the Committee for purposes of the Plan.

(k) “Effective Date” means the date determined pursuant to Section 11.1.

(l) “Fair Market Value,” unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any given date: (i) if the Common Stock is listed on a national securities exchange or is traded over-the-counter and last sale information is available, unless otherwise determined by the Committee, the last sale price of the Common Stock in the principal trading market for the Common Stock on such date, as reported by the exchange or by such source that the Committee deems reliable, as the case may be; or (ii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i), such price as the Committee shall determine, in good faith.

(m) “Holder” means a person who has received an award under the Plan.

(n) “Incentive Stock Option” means any Stock Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(o) “Non-qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(p) “Normal Retirement” means retirement from active employment with the Company or any Subsidiary on or after such age which may be designated by the Committee as “retirement age” for any particular Holder. If no age is designated, it shall be 65.

(q) “Other Stock-Based Award” means an award under Section 8 that is valued in whole or in part by reference to, or is otherwise based upon, Common Stock.

(r) “Parent” means any present or future “parent corporation” of the Company, as such term is defined in Section 424(e) of the Code.

(s) “Plan” means the Company’s 2019 Long Term Incentive Plan, as hereinafter amended from time to time.

(t) “Repurchase Value” shall mean the Fair Market Value if the award to be settled under Section 2.2(e) or repurchased under Section 5.2(l) is comprised of shares of Common Stock and the difference between Fair Market Value and the exercise price (if lower than Fair Market Value) if the award is a Stock Option or Stock Appreciation Right; in each case, multiplied by the number of shares subject to the award. “Repurchase Value” if the award to be repurchased under Section 9.2 is comprised of shares of Common Stock shall mean the greater of the Fair Market Value or the value of such award based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event. “Repurchase Value” if the award to be repurchased under Section 9.2 is comprised of Stock Options or Stock Appreciation Rights shall mean the difference between the greater of (1) the Fair Market Value or the value of such award based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event and (2) the exercise price (if lower), multiplied by the number of shares subject to the award.

(u) “Restriction Period” means the time or times within which awards may be subject to forfeiture, including upon termination of employment or failure of performance conditions.

(v) “Restricted Stock” means Common Stock received under an award made pursuant to Section 7 that is subject to restrictions under Section 7.

(w) “Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one share or an amount in cash or other consideration determined by the Committee to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.

(x) “SAR Value” means the excess of the Fair Market Value (on the exercise date) over (a) the exercise price that the participant would have otherwise had to pay to exercise the related Stock Option or (b) if a Stock Appreciation Right is granted unrelated to a Stock Option, the Fair Market Value of a share of Common Stock on the date of grant of the Stock Appreciation Right, in either case, multiplied by the number of shares for which the Stock Appreciation Right is exercised.

(y) “Stock Appreciation Right” means the right to receive from the Company, without a cash payment to the Company, either a number of shares of Common Stock equal to the SAR Value divided by the Fair Market Value (on the exercise date), or, at the Company’s election, cash in the amount of the SAR Value.

(z) “Stock Option” or “Option” means any option to purchase shares of Common Stock which is granted pursuant to the Plan.

(aa) “Subsidiary” means any present or future “subsidiary corporation” of the Company, as such term is defined in Section 424(f) of the Code.

(bb) “Vest” means to become exercisable or to otherwise obtain ownership rights in an award. No award shall vest in less than a one-year period.

Section 2. Administration.

2.1. Committee Membership. The Plan shall be administered by the Board or a Committee. If administered by a Committee, such Committee shall be composed of at least two directors, all of whom are “non-employee” directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Committee members shall serve for such term as the Board may in each case determine and shall be subject to removal at any time by the Board.

2.2. Powers of Committee. The Committee shall have full authority to award, pursuant to the terms of the Plan: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Restricted Stock Units, and/or (v) Other Stock-Based Awards. For purposes of illustration and not of limitation, the Committee shall have the authority (subject to the express provisions of this Plan):

(a) to select the officers, employees, directors and consultants of the Company, Parent, Subsidiary or Affiliate to whom Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and/or Other Stock-Based Awards may from time to time be awarded hereunder;

(b) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, number of shares, share exercise price or types of consideration paid upon exercise of such options, such as other securities of the Company or other property, any restrictions or limitations, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions, as the Committee shall determine);

(c) to determine any specified performance goals or such other factors or criteria which need to be attained for the vesting of an award granted hereunder;

(d) to determine the terms and conditions under which awards granted hereunder are to operate on a tandem basis and/or in conjunction with or apart from other awards under this Plan and cash and non-cash awards made by the Company, Parent, Subsidiary and/or Affiliate outside of this Plan; and

(e) to make payments and distributions with respect to awards (i.e., to “settle” awards) through cash payments in an amount equal to the Repurchase Value.

The Committee may not modify or amend any outstanding Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right, as applicable, below the exercise price as of the date of grant of such Option or Stock Appreciation Right. In addition, no payment of cash or other property having a value greater than the Repurchase Value may be made, and no Option or Stock Appreciation Right with a lower exercise price may be granted, in exchange for, or in connection with, the cancellation or surrender of an Option or Stock Appreciation Right.

Non-employee directors may not be granted any awards covering more than [●] shares of Common Stock in any year.

2.3. Interpretation of Plan. Subject to Section 10, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any award issued under the Plan (and to determine the form and substance of all Agreements relating thereto), and to otherwise supervise the administration of the Plan. Subject to Section 10, all decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion and shall be final and binding upon all persons, including the Company, its Parent, Subsidiaries, Affiliates and Holders.

Section 3. Stock Subject to Plan.

3.1. Number of Shares. The total number of shares of Common Stock reserved and available for issuance under the Plan shall be up to 4,500,000 shares. Shares of Common Stock under the Plan (“Shares”) may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares of Common Stock that have been granted pursuant to a Stock Option cease to be subject to a Stock Option, or if any shares of Common Stock that are subject to any Stock Appreciation Right, Restricted Stock award, Restricted Stock Units or Other Stock-Based Award granted hereunder are forfeited, or any such award otherwise terminates without a payment being made to the Holder in the form of Common Stock, such shares shall again be available for distribution in connection with future grants and awards under the Plan. If a Holder pays the exercise price of a Stock Option by surrendering any previously owned shares and/or arranges to have the appropriate number of shares otherwise issuable upon exercise withheld to cover the withholding tax liability associated with the Stock Option exercise, then, in the Committee’s discretion, the number of shares available under the Plan may be increased by the lesser of (i) the number of such surrendered shares and shares used to pay taxes; and (ii) the number of shares purchased under such Stock Option.

3.2. Adjustment Upon Changes in Capitalization, Etc. In the event of any common stock dividend payable on shares of Common Stock, Common Stock split or reverse split, combination or exchange of shares of Common Stock, or other extraordinary or unusual event which results in a change in the shares of Common Stock of the Company as a whole, the Committee shall determine, in its sole discretion, whether such change equitably requires an adjustment in the terms of any award in order to prevent dilution or enlargement of the benefits available under the Plan (including number of shares subject to the award and the exercise price) or the aggregate number of shares reserved for issuance under the Plan. Any such adjustments will be made by the Committee, whose determination will be final, binding and conclusive.

3.3. Administrative Stand Still. In the event of any changes in capitalization described above in Section 3.2, or any other extraordinary transaction or change affecting the shares or the share price of Common Stock, including any equity restructuring or any securities offering or other similar transaction, for administrative convenience, the Committee may refuse to permit the exercise of any award for up to sixty days before and/or after such transaction; provided, however, that the Committee may not refuse to permit the exercise of any award during the last five trading days prior to the expiration of such award.

3.4. Substitute Awards. In connection with an entity’s merger or consolidation with the Company or any Subsidiary or Affiliate or the Company’s or any Subsidiary’s or Affiliate’s acquisition of an entity’s property or stock, the Committee may grant awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute awards may be granted on such terms as the Committee deems appropriate, notwithstanding limitations on awards in the Plan. Substitute awards will not count against the plan limit, except that shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan.

Section 4. Eligibility.

Awards may be made or granted to employees, officers, directors and consultants of the Company or its Subsidiaries, Parent or Affiliates who are deemed to have rendered or to be able to render significant services to the Company or its Subsidiaries and who are deemed to have contributed or to have the potential to contribute to the success of the Company or Subsidiary and which recipients are qualified to receive options under the regulations governing Form S-8 registration statements under the Securities Act of 1933, as amended (“Securities Act”). No Incentive Stock Option shall be granted to any person who is not an employee of the Company, a Subsidiary, Parent or Affiliate (including any non-employee directors) at the time of grant or so qualified as set forth in the immediately preceding sentence. Notwithstanding anything to the contrary, an award may be made or granted to a person in connection with his hiring or retention, or at any time on or after the date he reaches an agreement (oral or written) with the Company or its Subsidiaries, Parent or Affiliates with respect to such hiring or retention, even though it may be prior to the date the person first performs services for the Company or its Subsidiaries; provided, however, that no portion of any such award shall vest prior to the date the person first performs such services and the date of grant shall be deemed to be the date hiring or retention commences.

Section 5. Stock Options.

5.1. Grant and Exercise. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-qualified Stock Options. Any Stock Option granted under the Plan shall contain such terms, not inconsistent with this Plan, or with respect to Incentive Stock Options, not inconsistent with the Plan and the Code, as the Committee may from time to time approve. The Committee shall have the authority to grant Incentive Stock Options or Non-qualified Stock Options, or both types of Stock Options which may be granted alone or in addition to other awards granted under the Plan.

5.2. Terms and Conditions. Stock Options granted under the Plan shall be subject to the following terms and conditions:

(a) Option Term. The term of each Stock Option shall be fixed by the Committee; provided, however, that no Stock Option may be exercisable after the expiration of ten years from the date of grant; provided, further, that no Incentive Stock Option granted to a person who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of voting stock of the Company (“10% Shareholder”) may be exercisable after the expiration of five years from the date of grant.

(b) Exercise Price. The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant; provided, however, that the exercise price of a Stock Option may not be less than 100% of the Fair Market Value on the date of grant or, if greater, the par value of a share of Common Stock; provided, further, that the exercise price of an Incentive Stock Option granted to a 10% Shareholder may not be less than 110% of the Fair Market Value on the date of grant.

(c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. The Committee intends generally to provide that Stock Options be exercisable only in installments, i.e., that they vest over time, typically over a two- to five-year period. The Committee may waive such installment exercise provisions at any time at or after the time of grant in whole or in part, based upon such factors as the Committee determines.

(d) Method of Exercise. Subject to whatever installment, exercise and waiting period provisions are applicable in a particular case, Stock Options may be exercised in whole or in part at any time during the term of the Option by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, which shall be in cash or, if provided in the Agreement, either in shares of Common Stock (including Restricted Stock and other contingent awards under this Plan) or partly in cash and partly in such Common Stock, or such other means which the Committee determines are consistent with the Plan’s purpose and applicable law. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver certificates for shares of Common Stock with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof (except that, in the case of an exercise arrangement approved by the Committee and described in the next sentence of this section, payment may be made as soon as practicable after the exercise). The Committee may permit a Holder to elect to pay the exercise price upon the exercise of a Stock Option by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise. The Committee may also authorize other means for paying the exercise price of a Stock Option, including using the value of the Stock Option (as determined by the difference in the Fair Market Value of the Common Stock and the exercise price of the Stock Option or other means determined by the Committee).

(e) Stock Payments. Payments in the form of Common Stock shall be valued at the Fair Market Value on the date of exercise. Such payments shall be made by delivery of stock certificates in negotiable form that are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances.

(f) Transferability. Except as may be set forth in the next sentence of this Section or in the Agreement, no Stock Option shall be transferable by the Holder other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Holder’s lifetime, only by the Holder (or, to the extent of legal incapacity or incompetency, the Holder’s guardian or legal representative). Notwithstanding the foregoing, a Holder, with the approval of the Committee, may transfer a Non-Qualified Stock Option (i) (A) by gift, for no consideration, or (B) pursuant to a domestic relations order, in either case, to or for the benefit of the Holder’s “Immediate Family” (as defined below), or (ii) to an entity in which the Holder and/or members of Holder’s Immediate Family own more than fifty percent of the voting interest, subject to such limits as the Committee may establish and the execution of such documents as the Committee may require, and the transferee shall remain subject to all the terms and conditions applicable to the Non-Qualified Stock Option prior to such transfer. The term “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent beneficial interest, and a foundation in which these persons (or the Holder) control the management of the assets. The Committee may, in its sole discretion, permit transfer of an Incentive Stock Option in a manner consistent with applicable tax and securities law upon the Holder’s request.

(g) Termination by Reason of Death. If a Holder’s employment by, or association with, the Company, Parent, Subsidiary or Affiliate terminates by reason of death, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of death may thereafter be exercised by the legal representative of the estate or by the legatee of the Holder under the will of the Holder, for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(h) Termination by Reason of Disability. If a Holder’s employment by, or association with, the Company, Parent, Subsidiary or Affiliate terminates by reason of Disability, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(i) Termination by Reason of Normal Retirement. Subject to the provisions of Section 12.3, if such Holder’s employment by, or association with, the Company, Parent, Subsidiary or Affiliate terminates due to Normal Retirement, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of one year in the case of a Non-Qualified Stock Option or three months in the case of an Incentive Stock Option (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(j) Other Termination. Subject to the provisions of Section 12.3, if such Holder’s employment by, or association with, the Company, Parent, Subsidiary or Affiliate terminates for any reason other than death, Disability or Normal Retirement, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that, if the Holder’s employment is terminated by the Company, Parent, Subsidiary or Affiliate without cause, the portion of such Stock Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of three months (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(k) Incentive Stock Options. The aggregate Fair Market Value (on the date of grant of the Stock Option) of shares of Common Stock with respect to which Incentive Stock Options become exercisable for the first time by a Holder during any calendar year (under all such plans of the Company and its Parent and Subsidiaries) shall not exceed $100,000. To the extent that any Stock Option intended to qualify as an Incentive Stock Option does not so qualify, including by reason of the immediately preceding sentence, it shall constitute a separate Non-qualified Stock Option. The Company shall have no liability to any Holder or any other person if a Stock Option designated as an Incentive Stock Option fails to qualify as such at any time or if a Stock Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Stock Option do not satisfy the requirements of Section 409A of the Code.

(l) Buyout and Settlement Provisions. The Committee may at any time, in its sole discretion, offer to repurchase a Stock Option previously granted, at a purchase price not to exceed the Repurchase Value, based upon such terms and conditions as the Committee shall establish and communicate to the Holder at the time that such offer is made.

(m) Rights as Shareholder. A Holder shall have none of the rights of a Shareholder with respect to the shares subject to the Option until such shares shall be transferred to the Holder upon the exercise of the Option.

Section 6. Stock Appreciation Rights.

6.1. Grant and Exercise. Subject to the terms and conditions of the Plan, the Committee may grant Stock Appreciation Rights in tandem with an Option or alone and unrelated to an Option. The Committee may grant Stock Appreciation Rights to participants who have been or are being granted Stock Options under the Plan as a means of allowing such participants to exercise their Stock Options without the need to pay the exercise price in cash. In the case of a Non-qualified Stock Option, a Stock Appreciation Right may be granted either at or after the time of the grant of such Non-qualified Stock Option. In the case of an Incentive Stock Option, a Stock Appreciation Right may be granted only at the time of the grant of such Incentive Stock Option.

6.2. Terms and Conditions. Stock Appreciation Rights shall be subject to the following terms and conditions:

(a) Exercisability. Stock Appreciation Rights shall be exercisable as shall be determined by the Committee and set forth in the Agreement, subject, for Stock Appreciation Rights granted in tandem with an Incentive Stock Option, to the limitations, if any, imposed by the Code with respect to related Incentive Stock Options.

(b) Termination. All or a portion of a Stock Appreciation Right granted in tandem with a Stock Option shall terminate and shall no longer be exercisable upon the termination or after the exercise of the applicable portion of the related Stock Option.

(c) Method of Exercise. Stock Appreciation Rights shall be exercisable upon such terms and conditions as shall be determined by the Committee and set forth in the Agreement and, for Stock Appreciation Rights granted in tandem with a Stock Option, by surrendering the applicable portion of the related Stock Option. Upon exercise of all or a portion of a Stock Appreciation Right and, if applicable, surrender of the applicable portion of the related Stock Option, the Holder shall be entitled to receive a number of shares of Common Stock equal to the SAR Value divided by the Fair Market Value on the date the Stock Appreciation Right is exercised or, at the Company’s election, cash for the value so calculated.

(d) Shares Available Under Plan. The granting of a Stock Appreciation Right in tandem with a Stock Option shall not affect the number of shares of Common Stock available for awards under the Plan. The number of shares available for awards under the Plan will, however, be reduced by the number of shares of Common Stock acquirable upon exercise of the Stock Option to which such Stock Appreciation Right relates.

Section 7. Restricted Stock; Restricted Stock Units.

7.1. Grant. Shares of Restricted Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be awarded, the number of shares to be awarded, the price (if any) to be paid by the Holder, any Restriction Period, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the awards. In addition, the Committee may award Restricted Stock Units, which may be subject to vesting and forfeiture conditions during the applicable Restriction Period, as set forth in an Agreement.

7.2. Restricted Stock Terms and Conditions. Each Restricted Stock award shall be subject to the following terms and conditions:

(a) Certificates. Restricted Stock, when issued, will be represented by a stock certificate or certificates registered in the name of the Holder to whom such Restricted Stock shall have been awarded. During the Restriction Period, certificates representing the Restricted Stock and any securities constituting Retained Distributions (as defined below) shall bear a legend to the effect that ownership of the Restricted Stock (and such Retained Distributions) and the enjoyment of all rights appurtenant thereto are subject to the restrictions, terms and conditions provided in the Plan and the Agreement. Such certificates shall be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the Plan and the Agreement.

(b) Rights of Holder. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Stock and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Stock, with the exceptions that (i) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled; (ii) the Company will retain custody of the stock certificate or certificates representing the Restricted Stock during the Restriction Period; (iii) the Company will retain custody of all dividends and distributions (“Retained Distributions”) made, paid or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested and with respect to which the Restriction Period shall have expired; and (iv) a breach by the Holder of any of the restrictions, terms or conditions contained in this Plan or the Agreement or otherwise established by the Committee with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

(c) Vesting; Forfeiture. Upon the expiration of the Restriction Period with respect to each award of Restricted Stock and the satisfaction of any other applicable restrictions, terms and conditions (i) all or part of such Restricted Stock shall become vested in accordance with the terms of the Agreement, and (ii) any Retained Distributions with respect to such Restricted Stock shall become vested to the extent that the Restricted Stock related thereto shall have become vested. Any such Restricted Stock and Retained Distributions that do not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Restricted Stock and Retained Distributions that shall have been so forfeited.

7.3. Restricted Stock Units Terms and Conditions. Each Restricted Stock Units award shall be subject to the following terms and conditions:

(a) Settlement. The Committee may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Holder’s election, in a manner intended to comply with Section 409A.

(b) Stockholder Rights. A Holder will have no rights of a holder of Common Stock with respect to shares subject to any Restricted Stock Unit unless and until the shares are delivered in settlement of the Restricted Stock Unit.

(c) Dividend Equivalents. If the Committee provides, a grant of Restricted Stock Units may provide a Holder with the right to receive dividend equivalents. Dividend equivalents may be paid currently or credited to an account for the Holder, settled in cash or shares and subject to the same restrictions on transferability and forfeitability as the Restricted Stock Units with respect to which the dividend equivalents are granted and subject to other terms and conditions as set forth in the Agreement.

Section 8. Other Stock-Based Awards.

Other Stock-Based Awards may be awarded, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, shares of Common Stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, or other rights convertible into shares of Common Stock and awards valued by reference to the value of securities of or the performance of specified Subsidiaries. These Other Stock-Based Awards may include performance shares or options, whose award is tied to specific performance goals. Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other awards under this Plan or any other plan of the Company. Each Other Stock-Based Award shall be subject to such terms and conditions as may be determined by the Committee.

Section 9. Accelerated Vesting and Exercisability.

9.1. Non-Approved Transactions. If there is a Change of Control, and the Board does not authorize or otherwise approve such transaction, then the vesting periods of any and all Stock Options and other awards granted and outstanding under the Plan shall be accelerated and all such Stock Options and awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all Common Stock subject to such Stock Options and awards on the terms set forth in this Plan and the respective Agreements respecting such Stock Options and awards, and all performance goals will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met.

9.2. Approved Transactions. In the event of an Asset Sale or if there is a Change of Control that has been approved by the Company’s Board of Directors, then the Committee may (i) accelerate the vesting of any and all Stock Options and other awards granted and outstanding under the Plan; (ii) require a Holder of any Stock Option, Stock Appreciation Right, Restricted Stock award or Other Stock-Based Award granted under this Plan to relinquish such award to the Company upon the tender by the Company to Holder of cash, stock or other property, or any combination thereof, in an amount equal to the Repurchase Value of such award; provided, however, that the obligation to tender the Repurchase Value to such Holders may be subject to any terms and conditions to which the tender of consideration to the Company’s stockholders in connection with the acquisition is subject, including any terms and conditions of the acquisition providing for an adjustment to or escrow of such consideration; and provided, further, that in the case of any Stock Option or Stock Appreciation Right with an exercise price that equals or exceeds the price paid for a share of Common Stock in connection with the acquisition, the Committee may cancel the Stock Option or Stock Appreciation Right without the payment of consideration therefor; and/or (iii) terminate all incomplete performance periods in respect of awards in effect on the date the acquisition occurs, determine the extent to which performance goals have been met based upon such information then available as it deems relevant and cause to be paid to the Holder all or the applicable portion of the award based upon the Committee’s determination of the degree of attainment of performance goals, or on such other basis determined by the Committee.

9.3. Code Section 409A. Notwithstanding any provisions of this Plan or any award granted hereunder to the contrary, no acceleration shall occur with respect to any award to the extent such acceleration would cause the Plan or an award granted hereunder to fail to comply with Code Section 409A.

Section 10. Amendment and Termination.

The Board may at any time, and from time to time, amend alter, suspend or discontinue any of the provisions of the Plan or any Agreement, but no amendment, alteration, suspension or discontinuance shall be made that would impair the rights of a Holder under any Agreement theretofore entered into hereunder, without the Holder’s consent, except as set forth in this Plan or the Agreement. Notwithstanding anything to the contrary herein, no amendment to the provisions of the Plan shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any provision of the Code or other applicable law or the listing requirements of any national securities exchange on which the Company’s securities are listed.

Section 11. Term of Plan.

11.1. Effective Date. The Plan shall be effective upon the approval of the Company’s shareholders.

11.2. Termination Date. Unless terminated by the Board, this Plan shall continue to remain effective until such time as no further awards may be granted and all awards granted under the Plan are no longer outstanding. Notwithstanding the foregoing, grants of Incentive Stock Options may be made only during the ten-year period beginning on the Effective Date.

Section 12. General Provisions.

12.1. Written Agreements. Each award granted under the Plan shall be confirmed by, and shall be subject to the terms of, the Agreement executed by the Company and the Holder, or such other document as may be determined by the Committee. The Committee may terminate any award made under the Plan if the Agreement relating thereto is not executed and returned to the Company within 10 days after the Agreement has been delivered to the Holder for his or her execution.

12.2. Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Holder by the Company, nothing contained herein shall give any such Holder any rights that are greater than those of a general creditor of the Company.

12.3. Employees.

(a) Engaging in Competition With the Company; Solicitation of Customers and Employees; Disclosure of Confidential Information. If a Holder’s employment with the Company, Parent, Subsidiary or Affiliate is terminated for any reason whatsoever, and Holder (i) within three months after the date thereof, accepts employment with any competitor of, or otherwise engages in competition with, the Company, Parent, Subsidiary or Affiliate, (ii) within two years after the date thereof, solicits any customers or employees of the Company, Parent, Subsidiary or Affiliate to do business with or render services to the Holder or any business with which the Holder becomes affiliated or to which the Holder renders services or (iii) at any time uses or discloses to anyone outside the Company any confidential information of the Company, Parent, Subsidiary or Affiliate in violation of the Company’s policies or any agreement between the Holder and the Company, Parent, Subsidiary or Affiliate, the Committee, in its sole discretion, may require such Holder to return (through the payment of cash, return and transfer to the Company of shares of Common Stock or by other methods determined by the Committee) to the Company the economic value of any award that was realized or obtained by such Holder at any time during the period beginning on the date that is six months prior to the date such Holder’s employment with the Company is terminated; provided, however, that if the Holder is a resident of the State of California, such right must be exercised by the Company for cash within six months after the date of termination of the Holder’s service to the Company or within six months after exercise of the applicable Stock Option, whichever is later. In such event, Holder agrees to (1) remit to the Company, in cash, an amount equal to the difference between the Fair Market Value of the shares subject to the award on the date of termination (or the sales price of such Shares if the Shares were sold during such six month period) and the price the Holder paid the Company for such shares, or (2) in the case of SARs, shall, at the Company’s election, return the full amount paid to the Holder in connection therewith.

(b) Termination for Cause. If a Holder’s employment with the Company, Parent, subsidiary or Affiliate is terminated for cause, the Committee may, in its sole discretion, require such Holder to return to the Company the economic value of any award that was realized or obtained by such Holder at any time during the period beginning on that date that is six months prior to the date such Holder’s employment with the Company is terminated. In such event, Holder agrees to (1) remit to the Company, in cash, an amount equal to the difference between the Fair Market Value of the shares on the date of termination (or the sales price of such Shares if the shares were sold during such six month period) and the price the Holder paid the Company for such shares, (2) with the consent of the Company, which may be withheld for any reason or no reason, surrender to the Company shares of Common Stock having Fair Market Value equal to the Fair Market Value on the date they were acquired upon exercise of the Option or (3) in the case of SARs, shall return the full amount paid to the Holder in connection therewith.

(c) No Right of Employment. Nothing contained in the Plan or in any award hereunder shall be deemed to confer upon any Holder who is an employee of the Company, Parent, Subsidiary or Affiliate any right to continued employment with the Company, Parent, Subsidiary or Affiliate, nor shall it interfere in any way with the right of the Company, Parent, Subsidiary or Affiliate to terminate the employment of any Holder who is an employee at any time.

12.4. No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

12.5. Provisions for Foreign Participants. The Committee may modify awards granted to Holders who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

12.6. Limitations on Liability.

(a) Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary, Parent or Affiliate will be liable to any Holder, former Holder, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as member of the Committee, director, officer, other employee or agent of the Company or any Subsidiary, Parent or Affiliate. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary, Parent or Affiliate that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Committee’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.

(b) Neither the Company nor any Subsidiary shall be liable to a Holder or any other person as to: (i) the non-issuance or sale of shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and (ii) any tax consequence expected, but not realized, by any Holder or other person due to the receipt, exercise or settlement of any Award granted hereunder.

12.7. Lock-Up Period. The Company may, at the request of any underwriter, placement agent or otherwise, in connection with the registered offering of any Company securities under the Securities Act or pursuant to an exemption therefrom, prohibit Holders from, directly or indirectly, selling or otherwise transferring any shares or other Company securities acquired under this Plan during a period of up to one hundred eighty days following either the effective date of a Company registration statement filed under the Securities Act, in the case of a registered offering, or the closing date of the sale of the Company securities, in the case of an offering exempt from registration, or for such longer period as determined by the underwriter or placement agent.

12.8. Data Privacy. As a condition for receiving any award, each Holder explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this paragraph by and among the Company and its Parent, Subsidiaries and Affiliates exclusively for implementing, administering and managing the Holder’s participation in the Plan. The Company and its Parent, Subsidiaries and Affiliates may hold certain personal information about a Holder, including the Holder’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any shares held in the Company or its Parent, Subsidiaries and Affiliates; and award details, to implement, manage and administer the Plan and awards (the “Data”). The Company and its Parent, Subsidiaries and Affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Holder’s participation in the Plan, and the Company and its Parent, Subsidiaries and Affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Holder’s country, or elsewhere, and the Holder’s country may have different data privacy laws and protections than the recipients’ country. By accepting an award, each Holder authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Holder’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Holder may elect to deposit any shares. The Data related to a Holder will be held only as long as necessary to implement, administer, and manage the Holder’s participation in the Plan. A Holder may, at any time, view the Data that the Company holds regarding such Holder, request additional information about the storage and processing of the Data regarding such Holder, recommend any necessary corrections to the Data regarding the Holder or refuse or withdraw the consents in this Section 12.8 in writing, without cost, by contacting the local human resources representative. The Company may cancel Holder’s ability to participate in the Plan and, in the Committee’s discretion, the Holder may forfeit any outstanding awards if the Holder refuses or withdraws the consents in this Section 12.8. For more information on the consequences of refusing or withdrawing consent, Holders may contact their local human resources representative.

12.9. Successor. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Subsidiaries, taken as a whole.

12.10. Investment Representations; Company Policy. The Committee may require each person acquiring shares of Common Stock pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the Holder is acquiring the shares for investment without a view to distribution thereof. Each person acquiring shares of Common Stock pursuant to a Stock Option or other award under the Plan shall be required to abide by all policies of the Company in effect at the time of such acquisition and thereafter with respect to the ownership and trading of the Company’s securities.

12.11. Additional Incentive Arrangements. Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of Stock Options and the awarding of Common Stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

12.12. Withholding Taxes. Not later than the date as of which an amount must first be included in the gross income of the Holder for Federal income tax purposes with respect to any Stock Option or other award under the Plan, the Holder shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. If permitted by the Committee, tax withholding or payment obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements and the Company or the Holder’s employer (if not the Company) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Holder from the Company or any Subsidiary.

12.13. Clawback. Notwithstanding any other provisions of the Plan, any award which is subject to recovery under any law, government regulation or listing requirement of any national securities exchange on which the Company’s securities are listed, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or listing requirement).

12.14. Governing Law. The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the law of the State of Delaware (without regard to choice of law provisions).

12.15. Other Benefit Plans. Any award granted under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Parent, Subsidiary or Affiliate and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to awards under this Plan).

12.16. Non-Transferability. Except as otherwise expressly provided in the Plan or the Agreement, no right or benefit under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbranced or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void.

12.17. Applicable Laws. The obligations of the Company with respect to all Stock Options and other awards under the Plan shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the Securities Act, and (ii) the rules and regulations of any securities exchange on which the Common Stock may be listed. Notwithstanding anything herein to the contrary, the Plan and all awards will be administered only in conformance with such applicable laws. To the extent such applicable laws permit, the Plan and all Agreements will be deemed amended as necessary to conform to such applicable laws.

12.18. Conflicts. If any of the terms or provisions of the Plan or an Agreement conflict with the requirements of Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with such requirements. Additionally, if this Plan or any Agreement does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein and therein with the same force and effect as if such provision had been set out at length herein and therein. If any of the terms or provisions of any Agreement conflict with any terms or provisions of the Plan, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of the Plan. Additionally, if any Agreement does not contain any provision required to be included therein under the Plan, such provision shall be deemed to be incorporated therein with the same force and effect as if such provision had been set out at length therein.

12.19. Compliance with Section 409A of the Code. The Company intends that any awards be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code, such that there are no adverse tax consequences, interest, or penalties pursuant to Section 409A of the Code as a result of the awards. Notwithstanding the Company’s intention, in the event any award is subject to Section 409A of the Code, the Committee may, in its sole discretion and without a participant’s prior consent, amend this Plan and/or outstanding Agreements, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (i) exempt this Plan and/or any award from the application of Section 409A of the Code, (ii) preserve the intended tax treatment of any such award, or (iii) comply with the requirements of Section 409A of the Code, including without limitation any such regulations guidance, compliance programs and other interpretive authority that may be issued after the date of grant of an award. This Plan shall be interpreted at all times in such a manner that the terms and provisions of the Plan and the awards are exempt from or comply with Section 409A of the Code.

12.20. Sub-Plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the participants in the jurisdiction for which the sub-plan was designed.

12.21. Non-Registered Stock. The shares of Common Stock to be distributed under this Plan have not been, as of the Effective Date, registered under the Securities Act or any applicable state or foreign securities laws and the Company has no obligation to any Holder to register the Common Stock or to assist the Holder in obtaining an exemption from the various registration requirements, or to list the Common Stock on a national securities exchange or any other trading or quotation system.

12.22. Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Agreements.